Exhibit 99.5

August 7, 2017

Automatic Data Processing, Inc.

1 ADP Boulevard

Roseland, NJ 07068

Attention:     Michael Bonarti

                      Corporate Vice President, General Counsel and Secretary

Re:	Notice of Stockholder Proposal and Nomination of Candidates for Election to the Board of Directors to be Presented, in each case, at the 2017 Annual Meeting of Stockholders of Automatic Data Processing, Inc.

Dear Mr. Bonarti:

This notice (including all exhibits and the schedule attached hereto, this “Notice”) of the decision of Pershing Square, L.P., a Delaware limited partnership (“Stockholder”), record holder of one (1) share of common stock, par value of $0.10 per share (the “Shares”), of Automatic Data Processing, Inc., a Delaware corporation (the “Corporation”), (a) to propose the repeal of each provision of or amendment to the By-Laws, as amended and restated on August 2, 2016, of the Corporation (the “By-Laws”), adopted without the approval of the stockholders of the Corporation after August 2, 2016, which is the date of the last publicly available By-Laws, and up to and including the date of the 2017 annual meeting of stockholders of the Corporation (including any adjournments or postponements thereof, or any special meeting that may be called in lieu thereof, the “2017 Annual Meeting”) (the “Stockholder Proposal”), and (b) to propose the nomination of and nominate candidates for election to the board of directors (the “Board”) of the Corporation (the “Nomination Proposal”), in each case, at the 2017 Annual Meeting, is being delivered in accordance with the requirements set forth under the By-Laws.

This Notice attaches (a) as Exhibit A hereto proof of the Stockholder’s record ownership, (b) as Exhibit B hereto a copy of signed consents executed by each of the Nominees (as defined below) to serve as directors of the Corporation, if so elected, as required by Section 2.04(f) of Article II of the By-Laws and (c) as Exhibit C hereto a representation and agreement (in the form provided by the Corporation) executed by each of the Nominees, as required by Section 2.04(h) of Article II of the By-Laws.

I.	Notice of Stockholder Proposal

As required by Section 1.01 of Article I of the By-Laws (the “Stockholder Notice Requirements”), the following information, which together with the information contained elsewhere in this Notice, constitutes all of the information required to be set forth in this Notice pursuant to the Stockholder Notice Requirements.

A.	Information Pursuant to Section 1.01(a) of Article I of the By-Laws

1.	Description in Reasonable Detail of the Business Desired to be Brought Before the Annual Meeting

Stockholder intends to present a resolution that would repeal each provision of the By-Laws or amendment to the By-Laws that the Board adopted or adopts without the approval of the stockholders of the Corporation after August 2, 2016 and up to and including the date of the 2017 Annual Meeting. Section 8.01 of Article II of the By-Laws provides that, subject to the provisions of the Amended and Restated Certificate of Incorporation of the Corporation (the “Charter”), the By-Laws may be amended, altered or repealed (a) by resolution adopted by a majority of the Board at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Pursuant to Section 2 of Article Fifth of the Charter, the Board may from time to time make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended, or repealed by the Board may be amended or repealed, and new By-Laws may be made, by the stockholders of the Corporation. Pursuant to Section 216 of the Delaware General Corporation Law (the “DGCL”), adoption of the Stockholder Proposal requires the affirmative vote of the majority of Shares present in person or represented by proxy at the 2017 Annual Meeting and entitled to vote on the Stockholder Proposal.

Stockholder intends to present the following resolution for a vote of stockholders at the 2017 Annual Meeting:

RESOLVED, that each provision of or amendment to the By-Laws, adopted by the Board without the approval of the Corporation’s stockholders after August 2, 2016 (the date of the most recent publicly disclosed By-Laws) and up to and including the date of the 2017 annual meeting of stockholders of the Corporation be, and they hereby are, repealed.

Stockholder intends to propose the Stockholder Proposal at the commencement of the 2017 Annual Meeting before any other matter is addressed or voted upon by the stockholders of the Corporation at the 2017 Annual Meeting, including the election of directors.

2.	The Reasons for Conducting Such Business at the Annual Meeting

The Pershing Square Parties (as defined below) believe that in order to ensure that the will of the Corporation’s stockholders with respect to this proxy solicitation is upheld, no effect should be given to any provision of or amendment to the By-Laws, unilaterally adopted by the Board after the date of the most recent publicly disclosed By-Laws, which is August 2, 2016. Stockholder therefore intends to present a resolution that would repeal any provision of the By-

Laws or amendment to the By-Laws that the Board adopted or adopts without the approval of the stockholders of the Corporation after August 2, 2016 and up to and including the date of the 2017 Annual Meeting, including, without limitation, any amendments the Board has adopted or might adopt without public disclosure in an effort to impede the effectiveness of the Pershing Square Parties’ nomination of its Nominees, negatively impact the Pershing Square Parties’ ability to solicit and/or obtain proxies from stockholders, contravene the will of the stockholders expressed in those proxies or modify the Corporation’s corporate governance regime. The Pershing Square Parties are not currently aware of any specific provision of or amendment to the By-Laws that would be repealed by the adoption of the Stockholder Proposal.

B.	Information Pursuant to Section 1.01(b) of Article I of the By-Laws

The name and address of Stockholder, as it appears on the Corporation’s books at its transfer agent, is set forth below:

Pershing Square, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

In light of the unclear scope of the phrase “beneficial owner, if any, on whose behalf the proposal is made as well as…any affiliate or associate of any such person” as set forth in Section 1.01(b) of Article I of the By-Laws, we are also including below the names and addresses of Pershing Square II, L.P. (“PS II”), Pershing Square International, Ltd. (“PS International”), Pershing Square Holdings, Ltd. (“PSH”), Pershing Square VI Master, L.P. (“PS VI Master” and, together with Stockholder, PS II, PS International and PSH, the “Pershing Square Funds”), Pershing Square GP, LLC (“PS GP”), Pershing Square VI, L.P. (“PS VI LP”), Pershing Square VI International, L.P. (“PS VI International”), Pershing Square VI GP (“PS VI GP”), Pershing Square Capital Management, L.P. (“Pershing Square”), PS Management GP, LLC (“PS Management”), and William A. Ackman (Mr. Ackman, collectively with the Pershing Square Funds, PS GP, PS VI LP, PS VI International, PS VI GP, Pershing Square and PS Management, the “Pershing Square Parties”).

Pershing Square II, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square International, Ltd.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square Holdings, Ltd.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI Master, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI International, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

PS Management GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

William A. Ackman

888 Seventh Avenue, 42nd Floor

New York, New York 10019

In addition, each of the entities set forth on Schedule 1 (the “Schedule 1 Entities”) may be deemed to be “associates” or “affiliates” (as such terms are defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of Mr. Ackman and certain other of the Pershing Square Parties and their affiliates. The Schedule 1 Entities are not “participants in a solicitation” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A) by the Pershing Square Parties with respect to the Stockholder Proposal and Mr. Ackman and the other Pershing Square Parties disclaim status as “associates” or “affiliates” of such entities for all purposes. Mr. Ackman also holds, in his personal capacity, interests in corporations, limited liability companies, trusts and other entities for personal investment purposes which may be deemed to be “associates” or “affiliates” of Mr. Ackman. None of such entities are “participants in a solicitation” with respect to the Stockholder Proposal.

C.	Information Pursuant to Section 1.01(c) of Article I of the By-Laws

Set forth below are the classes and number of shares of the Corporation that are owned beneficially or of record by the Pershing Square Parties as of the date hereof:

Stockholder:

•	holds 1 Share of record;

•	holds 409,496 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 4,734,424 Shares;

PS II:

•	holds 0 Shares of record;

•	holds 12,267 Shares in “street name”;

•	holds over-the-counter forward purchase contracts providing for the purchase of 15,383 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 188,706 Shares;

PS International:

•	holds 0 Shares of record;

•	holds 499,764 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 5,777,193 Shares;

PSH:

•	holds 0 Shares of record;

•	holds 829,339 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 10,536,865 Shares; and

PS VI Master:

•	holds 0 Shares of record;

•	holds over-the-counter forward purchase contracts providing for the purchase of 4,029,425 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 9,770,812 Shares.

Pershing Square, as the investment adviser to the Pershing Square Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Shares owned by the Pershing Square Funds (the “Subject Shares”) and, therefore, Pershing Square may be deemed to be a “beneficial owner” (as such term is used in the By-Laws) of the Subject Shares. As the general partner of Pershing Square, PS Management may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, PS Management may be deemed to be a beneficial owner of the Subject Shares. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, William A. Ackman may be deemed to be a beneficial owner of the Subject Shares.

PS GP is the general partner of Stockholder and PS II. Mr. Ackman is the managing member of PS GP and, accordingly, PS GP may be deemed to be a “Proposing Person” (as such term is defined in the By-Laws). PS GP does not have the power to vote or direct the vote of (or the power to dispose or direct the disposition of) any of the Subject Shares and, accordingly, is not the beneficial owner of any of the Subject Shares.

Stockholder is a limited partner of PS VI LP. PS International and PSH are limited partners of PS VI International. PS VI LP and PS VI International are limited partners of PS VI Master. PS VI GP is the general partner of PS VI LP and PS VI International. Mr. Ackman is the managing member of PS VI GP. Accordingly, each of PS VI LP, PS VI International and PS VI GP may be deemed to be Proposing Persons. Neither PS VI LP, PS VI International nor PS VI GP have the power to vote or to direct the vote (or the power to dispose or direct the disposition of) of any of the Subject Shares and accordingly, is not the beneficial owner of any of the Subject Shares.

Further detail relating to the securities which are owned beneficially and of record by the Pershing Square Parties can be found in Exhibit F.

D.	Information Pursuant to Section 1.01(d) of Article I of the By-Laws

Other than as set forth in this Notice, there is no agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions or borrowed or loaned shares) that has been entered into, directly or indirectly, by, or on behalf of, any Pershing Square Party, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Pershing Square Party with respect to shares of stock of the Corporation.

E.	Information Pursuant to Section 1.01(e) of Article I of the By-Laws

Other than as set forth in this Notice, there is no proxy (including any revocable proxy), contract, arrangement or understanding pursuant to which a Pershing Square Party has or may have a right to vote any shares of any security of the Corporation or pursuant to which a Pershing Square Party has or may have granted a right to vote any shares of any security of the Corporation, including the number of shares of any security of the Corporation subject to such proxy, contract, arrangement or understanding.

F.	Information Pursuant to Section 1.01(f) of Article I of the By-Laws

The response to Item 5(b)(1) of Schedule 14A as set forth in Section II(E) of this Notice with respect to the Nomination Proposal is incorporated herein by reference mutatis mutandis with respect to the Stockholder Proposal.

To the extent that the adoption of the Stockholder Proposal could have the effect of counteracting any unilateral adoption, amendment or repeal of the By-Laws by the Board that purports to impede the effectiveness of the Nomination Proposal, negatively impact the Pershing Square Parties’ ability to solicit and/or obtain proxies from stockholders of the Corporation, contravene the will of the stockholders of the Corporation expressed in those proxies or modify the Corporation’s corporate governance regime, the Pershing Square Parties could be considered to have an interest in the Stockholder Proposal. The Pershing Square Parties intend to vote the Subject Shares in favor of the Stockholder Proposal.

Other than as set forth in this Notice, the Pershing Square Parties have no material interest in the Stockholder Proposal.

G.	Information Pursuant to Section 1.01(g) of Article I of the By-Laws

Set forth below is all other information relating to each Pershing Square Party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of directors, or would otherwise be required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

Item 4 of Schedule 14A. Persons Making the Solicitation.

Item 4(a)(1) of Schedule 14A. This provision of Item 4 of Schedule 14A is not applicable to the Pershing Square Parties.

Item 4(a)(2) of Schedule 14A. The solicitation in connection with the Stockholder Proposal will be made by certain of the Pershing Square Parties. By virtue of Instruction 3 of Item 4 of Schedule 14A, certain of the Pershing Square Parties may be considered “participants in a solicitation”.

Item 4(a)(3) of Schedule 14A. The information included under the heading “Item 4 of Schedule 14A. Persons Making the Solicitation” in Section II(E) of this Notice regarding the methods of solicitation to be employed, the material features of any contract or arrangement for such solicitation with specially engaged employees or paid solicitors and the cost or anticipated cost thereof, is incorporated herein by reference.

Item 4(a)(4) of Schedule 14A. The information included under the heading “Item 4 of Schedule 14A. Persons Making the Solicitation” in Section II(E) of this Notice regarding the names of persons by whom the cost of solicitation will be borne, directly or indirectly, is incorporated herein by reference.

Item 5 of Schedule 14A. Interest of Certain Persons in Matters to be Acted Upon.

Item 5(a)(1) of Schedule 14A. This provision of Item 5 of Schedule 14A is not applicable to the Pershing Square Parties.

Item 5(a)(2) of Schedule 14A. Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in the Stockholder Proposal with respect to the Pershing Square Parties is described in the response to Item 5(b)(1) of Schedule 14A as set forth in Section II(E) of this Notice with respect to the Nomination Proposal and is incorporated herein by reference mutatis mutandis with respect to the Stockholder Proposal. Other than as set forth in this Notice, none of the Pershing Square Parties and no associate of the Pershing Square Parties has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stockholder Proposal.

Item 5(a)(3) of Schedule 14A. Information as to any substantial interest, direct or indirect, by security holdings or otherwise, in the Stockholder Proposal with respect to the Nominees is described in the response to Item 5(b)(1) of Schedule 14A as set forth in Section II(E) of this Notice with respect to the Nomination Proposal and is incorporated herein by reference mutatis mutandis with respect to the Stockholder Proposal. Other than as set forth in this Notice, none of the Nominees and no associates of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stockholder Proposal.

Item 5(a)(4) of Schedule 14A. Other than as set forth in this Notice, no associate of the Pershing Square Parties or any of the Nominees has any substantial interest, direct or indirect, by security holdings or otherwise, in the Stockholder Proposal.

Item 5(a)(5) of Schedule 14A. This provision of Item 5 of Schedule 14A is not applicable to the Pershing Square Parties.

Item 19 of Schedule 14A. Amendment of Charter, By-Laws or Other Documents.

Section 8.01 of Article II of the By-Laws provides that, subject to the provisions of the Charter, the By-Laws may be amended, altered or repealed (a) by resolution adopted by a majority of the Board at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting. Pursuant to Section 2 of Article Fifth of the Charter, the Board may from time to time make, alter, or repeal the By-Laws of the Corporation; provided, that any By-Laws made, amended, or repealed by the Board may be amended or repealed, and new By-Laws may be made, by the stockholders of the Corporation.

The Pershing Square Parties believe that in order to ensure that the will of the Corporation’s stockholders with respect to this proxy solicitation is upheld, no effect should be given to any provision of or amendment to the By-Laws unilaterally adopted by the Board after the date of the most recent publicly disclosed By-Laws, which is August 2, 2016. Stockholder therefore intends to present a resolution that would repeal any provision of or amendment to the By-Laws that the Board adopted or adopts without the approval of the stockholders of the Corporation after August 2, 2016 and up to and including the date of the 2017 Annual Meeting, including, without limitation, any amendments the Board has adopted without public disclosure or might adopt in an effort to impede the effectiveness of the Pershing Square Parties’ nomination of its Nominees, negatively impact the Pershing Square Parties’ ability to solicit and/or obtain proxies from stockholders, contravene the will of the stockholders expressed in those proxies or modify the Corporation’s corporate governance regime. The Pershing Square Parties are not currently aware of any specific By-Law provisions that would be repealed by the adoption of the Stockholder Proposal.

H.	Information Pursuant to Section 1.01(h) of Article I of the By-Laws

The Pershing Square Parties represent that they intend to solicit proxies in support of the Stockholder Proposal.

II.	Notice of Nomination of Candidates for Election to the Board

As required by Section 2.04 of Article II of the By-Laws (the “Nomination Requirements”), the following information, which together with the information contained elsewhere in this Notice, constitutes all of the information required to be set forth in this Notice pursuant to the Nomination Requirements.

A.	Information Pursuant to Section 2.04(a) of Article II of the By-Laws

1.	Stockholder’s Intent to Nominate One or More Persons for Election as a Director of the Corporation and the Name of Each Such Nominee Proposed by the Stockholder

As a record holder of Shares of the Corporation, Stockholder hereby notifies the Corporation of its intent to propose the nomination of and nominate the following individuals (the “Nominees”) for election to the Board at the 2017 Annual Meeting:

•	William A. Ackman;

•	Veronica M. Hagen; and

•	V. Paul Unruh.

2.	The Reason for Making Such Nomination at the Annual Meeting

The information set forth in Pershing Square’s Schedule 13D with respect to the Corporation is set forth in Exhibit G attached hereto and is incorporated herein by reference. Stockholder believes that the Nominees would help create value for stockholders if they were elected to the Board because the Nominees have extensive operating, strategic and financial expertise and will bring fresh perspectives and robust oversight to the Board. Importantly, the Nominees are proven business leaders who are committed to working with the incumbent directors and creating value for all stockholders of the Corporation.

B.	Information Pursuant to Section 2.04(b) of Article II of the By-Laws

1.	Information Pursuant to Section 1.01(b) of Article I of the By-Laws with Respect to each Pershing Square Party

The name and address of Stockholder, as it appears on the Corporation’s books at its transfer agent, is set forth below:

Pershing Square, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

In light of the unclear scope of the phrase “any beneficial owner on whose behalf the nomination is being made and their associates and affiliates” as set forth in Section 2.04(a) of Article II of the By-Laws, we are also including below the names and addresses of the Pershing Square Parties.

Pershing Square II, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square International, Ltd.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square Holdings, Ltd.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI Master, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI International, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square VI GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, New York 10019

PS Management GP, LLC

888 Seventh Avenue, 42nd Floor

New York, New York 10019

William A. Ackman

888 Seventh Avenue, 42nd Floor

New York, New York 10019

In addition, each of the Schedule 1 Entities may be deemed to be “associates” or “affiliates” of Mr. Ackman and certain other of the Pershing Square Parties and their affiliates. The Schedule 1 Entities are not “participants in a solicitation” (as such term is defined in Instruction 3 to Item 4 of Schedule 14A) by the Pershing Square Parties with respect to the Nomination Proposal and Mr. Ackman and the other Pershing Square Parties disclaim status as “associates” or “affiliates” of such entities for all purposes. Mr. Ackman also holds, in his personal capacity, interests in corporations, limited liability companies, trusts and other entities for personal investment purposes which may be deemed to be “associates” or “affiliates” of Mr. Ackman. None of such entities are “participants in a solicitation” with respect to the Nomination Proposal.

2.	Information Pursuant to Section 1.01(c) of Article I of the By-Laws with Respect to each Pershing Square Party

Set forth below are the classes and number of shares of the Corporation that are owned beneficially or of record by the Pershing Square Parties as of the date hereof:

Stockholder:

•	holds 1 Share of record;

•	holds 409,496 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 4,734,424 Shares;

PS II:

•	holds 0 Shares of record;

•	holds 12,267 Shares in “street name”;

•	holds over-the-counter forward purchase contracts providing for the purchase of 15,383 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 188,706 Shares;

PS International:

•	holds 0 Shares of record;

•	holds 499,764 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 5,777,193 Shares;

PSH:

•	holds 0 Shares of record;

•	holds 829,339 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 10,536,865 Shares; and

PS VI Master:

•	holds 0 Shares of record;

•	holds over-the-counter forward purchase contracts providing for the purchase of 4,029,425 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 9,770,812 Shares.

Pershing Square, as the investment adviser to the Pershing Square Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, Pershing Square may be deemed to be a “beneficial owner” (as such term is used in the By-Laws) of the Subject Shares. As the general partner of Pershing Square, PS Management may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, PS Management may be deemed to be a beneficial owner of the Subject Shares. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, William A. Ackman may be deemed to be a beneficial owner of the Subject Shares.

PS GP is the general partner of Stockholder and PS II. Mr. Ackman is the managing member of PS GP and, accordingly, PS GP may be deemed to be a “Proposing Person” (as such term is defined in the By-Laws). PS GP does not have the power to vote or direct the vote of (or the power to dispose or direct the disposition of) any of the Subject Shares and, accordingly, is not the beneficial owner of any of the Subject Shares.

Stockholder is a limited partner of PS VI LP. PS International and PSH are limited partners of PS VI International. PS VI LP and PS VI International are limited partners of PS VI Master. PS VI GP, is the general partner of PS VI LP and PS VI International. Mr. Ackman is the managing member of PS VI GP. Accordingly, each of PS VI LP, PS VI International and PS VI GP may be deemed to be Proposing Persons. Neither PS VI LP, PS VI International nor PS VI GP has the power to vote or to direct the vote (or the power to dispose or direct the disposition of) of any of the Subject Shares and accordingly, is not the beneficial owner of any of the Subject Shares.

Further detail relating to the securities which are owned beneficially and of record by the Pershing Square Parties can be found in Exhibit F.

3.	Information Pursuant to Section 1.01(d) of Article I of the By-Laws with Respect to each Pershing Square Party

Other than as set forth in this Notice, there is no agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions or borrowed or loaned shares) that has been entered into, directly or indirectly, by, or on behalf of, any Pershing Square Party, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of any Pershing Square Party with respect to shares of stock of the Corporation.

4.	Information Pursuant to Section 1.01(e) of Article I of the By-Laws with Respect to each Pershing Square Party

Other than as set forth in this Notice, there is no proxy (including any revocable proxy), contract, arrangement or understanding pursuant to which a Pershing Square Party has or may have a right to vote any shares of any security of the Corporation or pursuant to which a Pershing Square Party has or may have granted a right to vote any shares of any security of the Corporation, including the number of shares of any security of the Corporation subject to such proxy, contract, arrangement or understanding.

C.	Information Pursuant to Section 2.04(c) of Article II of the By-Laws

The response to Item 5(b)(1) of Schedule 14A as set forth in Section II(E) hereof is incorporated herein by reference.

Other than as set forth in this Notice, no Pershing Square Party has any material interest in the Nomination Proposal.

D.	Information Pursuant to Section 2.04(d) of Article II of the By-Laws

Other than as set forth in this Notice, there are no arrangements or understandings between or among any of (1) the Pershing Square Parties, (2) each Nominee and (3) any other person or persons (naming such person or persons) pursuant to which the Nomination Proposal is to be made by a Pershing Square Party.

E.	Information Pursuant to Section 2.04(e) of Article II of the By-Laws

Set forth below is all information relating to the Nominees that would be required to be disclosed in solicitations of proxies for election of directors in an election contest or would be otherwise required, in each case pursuant to Regulation 14A under the Exchange Act.

Item 4 of Schedule 14A. Persons Making the Solicitation.

Item 4(b)(1) of Schedule 14A. The solicitation for the election of the Nominees will be made by certain of the Pershing Square Parties. Proxies may be solicited by mail, facsimile, telephone, telegraph, electronic mail, internet, television, radio, in person and by advertisements. By virtue of Instruction 3 of Item 4 of Schedule 14A, certain of the Pershing Square Parties and the Nominees (collectively, the “Nomination Participants”) may be considered “participants in a solicitation”.

Item 4(b)(2) of Schedule 14A. Solicitations may also be made by certain of the respective directors, officers, members and employees of the Pershing Square Parties, none of whom will receive additional compensation for such solicitation. The Nominees may make solicitations of proxies but, except as described in the response to Item 5(b)(2) of Schedule 14A as set forth in this Section II(E), will not receive compensation for acting as nominees.

Item 4(b)(3) of Schedule 14A. The Pershing Square Parties intend to retain a proxy solicitor to provide solicitation and advisory services in connection with the 2017 Annual Meeting. The Pershing Square Parties expect that such proxy solicitor will receive a fee and reimbursement of reasonable out-of-pocket expenses for its services to the Pershing Square Parties in connection with the solicitation. Neither the amount of such fee nor the number of people that may be employed by the proxy solicitor to solicit proxies from the Corporation’s stockholders for the 2017 Annual Meeting are yet determinable. The Pershing Square Parties also expect that the proxy solicitor will be indemnified in its capacity as solicitation agent against certain liabilities and expenses in connection with the solicitation. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation materials to beneficial owners of Shares held as of the record date. Pershing Square will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

Item 4(b)(4) of Schedule 14A. The total amount to be spent in furtherance of, or in connection with, the solicitation of proxies for the 2017 Annual Meeting is not yet determinable, and approximately $250,000 has been spent to date.

Item 4(b)(5) of Schedule 14A. The entire expense of soliciting proxies for the 2017 Annual Meeting by the Pershing Square Parties or on the Pershing Square Parties’ behalf is being borne by the Pershing Square Parties. The Pershing Square Parties have not yet determined whether they intend to seek reimbursement of such solicitation expenses and may submit the question of such reimbursement to a vote of the Corporation’s security holders.

Item 4(b)(6) of Schedule 14A. Item 4(b)(6) is not applicable at the time of this Notice.

Item 5 of Schedule 14A. Interest of Certain Persons in Matters to be Acted Upon.

Item 5(b)(1) of Schedule 14A. Information as to any substantial interest, direct or indirect, by virtue of security holdings or otherwise, in the Nomination Proposal, as specified in this Notice, with respect to the Nomination Participants, is set forth herein.

Other than as set forth in this Notice, none of the Nomination Participants beneficially owns any securities of the Corporation or has any personal ownership interest, direct or indirect, in any securities of the Corporation.

Pershing Square, as the investment adviser to the Pershing Square Funds, may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, Pershing Square may be deemed to be a “beneficial owner” (as such term is used in the By-Laws) of the Subject Shares. As the general partner of Pershing Square, PS Management may be deemed to have the shared power to vote or to direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, PS Management may be deemed to be a beneficial owner of the Subject Shares. By virtue of William A. Ackman’s position as the Chief Executive Officer of Pershing Square and managing member of PS Management, William A. Ackman may be deemed to have the shared power to vote or direct the vote of (and the shared power to dispose or direct the disposition of) the Subject Shares and, therefore, William A. Ackman may be deemed to be a beneficial owner of the Subject Shares.

The names and addresses of the Nomination Participants are set forth in Exhibit D and Exhibit E. The number of Shares set forth in this Notice includes Shares underlying forward purchase contracts and call options to purchase Shares pursuant to which the applicable Pershing Square Fund has the right to acquire the underlying Shares within the next 60 days.

Mr. Ackman could be considered to have an indirect interest in the Nomination Proposal as described below. Mr. Ackman is the managing member of PS Management, which is the general partner of Pershing Square. Pershing Square is the investment manager of the Pershing Square Funds. PS VI Master is a special purpose vehicle formed for the purpose of investing in securities of the Corporation and related derivatives alongside the other Pershing Square Funds. Through this role, Mr. Ackman controls the investment and voting decisions of the Pershing Square Funds with respect to any securities held by the Pershing Square Funds, including the Subject Shares held by the Pershing Square Funds. Pershing Square is, pursuant to an investment management agreement with the Pershing Square Funds, entitled to management fees that are customary in the investment management industry from Stockholder and from the Pershing Square Funds, which fees are based in part on the value of the Pershing Square Funds’ investment portfolio, of which the Subject Shares form a part as of the date of this Notice. Pershing Square, PS GP, and PS VI GP, each controlled by Mr. Ackman, are also entitled to performance-based fees that are customary in the investment management industry from the Pershing Square Funds, which are based on the increase in value of the Pershing Square Funds’ investment portfolio, of which the Subject Shares form a part as of the date of this Notice. Mr. Ackman is entitled to portions of such fees through his direct or indirect equity interests in such fee recipients, and as such could be considered to have an interest in the Nomination Proposal.

The Nominees may be deemed to have an interest in their nominations for election to the Board by virtue of compensation the Nominees will receive from the Corporation as a director, if elected to the Board, and as described elsewhere in this Notice.

Item 5(b)(1)(i) of Schedule 14A. Set forth in Exhibit D and Exhibit E of this Notice are the names and business addresses of each of the Nomination Participants, which information is incorporated herein by reference.

Item 5(b)(1)(ii) of Schedule 14A. Set forth in Exhibit D and Exhibit E of this Notice are (a) the present principal occupation or employment of each of the Nomination Participants and (b) the name, principal business and address of any corporation or other organization in which such employment is carried on, in each case, with respect to each of the Nominees, which information is incorporated herein by reference.

Item 5(b)(1)(iii) of Schedule 14A. During the past ten years, no Nomination Participant has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

Item 5(b)(1)(iv) of Schedule 14A. As of the date hereof:

Stockholder:

•	holds 1 Share of record;

•	holds 409,496 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 4,734,424 Shares;

PS II:

•	holds 0 Shares of record;

•	holds 12,267 Shares in “street name”;

•	holds over-the-counter forward purchase contracts providing for the purchase of 15,383 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 188,706 Shares;

PS International:

•	holds 0 Shares of record;

•	holds 499,764 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 5,777,193 Shares;

PSH:

•	holds 0 Shares of record;

•	holds 829,339 Shares in “street name”; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 10,536,865 Shares; and

PS VI Master:

•	holds 0 Shares of record;

•	holds over-the-counter forward purchase contracts providing for the purchase of 4,029,425 Shares; and

•	holds over-the-counter and listed American-style call options providing for the purchase of 9,770,812 Shares.

The amount of each class of securities of the Corporation which each of the Nomination Participants and other Pershing Square Parties own beneficially, directly or indirectly, is set forth below:

Name	Beneficial Ownership
Pershing Square, L.P.	5,143,921 Shares
Pershing Square II, L.P.	216,356 Shares
Pershing Square International, Ltd.	6,276,957 Shares
Pershing Square Holdings, Ltd.	11,366,204 Shares
Pershing Square VI Master, L.P.	13,800,237 Shares
Pershing Square GP, LLC	0 Shares
Pershing Square VI, L.P.	0 Shares
Pershing Square VI International, L.P.	0 Shares
Pershing Square VI GP, LLC	0 Shares
Pershing Square Capital Management, L.P.	36,803,675 Shares
PS Management GP, LLC	36,803,675 Shares
William A. Ackman	36,803,675 Shares
Veronica M. Hagen	0 Shares
V. Paul Unruh	0 Shares

Additional information relating to the Shares beneficially owned by the Nomination Participants is set forth on Exhibit F and is incorporated herein by reference.

Item 5(b)(1)(v) of Schedule 14A. Other than as set forth in this Notice, none of the Nomination Participants owns any securities of the Corporation of record but not beneficially.

Item 5(b)(1)(vi) of Schedule 14A. A list of all securities of the Corporation purchased or sold by the Nomination Participants within the past two years, as well as the dates on which they were purchased or sold and the amount purchased or sold on each such date, is set forth in Exhibit F and is incorporated herein by reference.

Item 5(b)(1)(vii) of Schedule 14A. The purchase prices for the Subject Shares held by each Pershing Square Fund were obtained from the working capital of the respective Pershing Square Funds. Other than as set forth in the response to this Item 5(b)(1), no part of the purchase price or market value of any securities of the Corporation described in Exhibit F are represented by funds that were borrowed or otherwise obtained for the purpose of acquiring or holding such securities by any Nomination Participants.

Item 5(b)(1)(viii) of Schedule 14A. Other than as set forth in this Notice, no Nomination Participant is, or has been within the past year, a party to any contract, arrangements or understandings with any person with respect to any securities of the Corporation, including, but not limited to, joint ventures, loan or option arrangements, puts or calls, guarantees against loss or guarantees of profit, division of losses or profit, or the giving or withholding of proxies. The Shares which Stockholder holds in “street name” may be held in brokerage custodian accounts which, from time to time in the ordinary course, may permit shares to be loaned to third parties and which accounts may utilize margin borrowing in connection with purchasing, borrowing or holding of securities, and such Shares may thereby have been, or in the future may become, subject to the terms and conditions of such lending provisions or margin debt and terms, together with all other securities held therein.

Item 5(b)(1)(ix) of Schedule 14A. Other than as set forth in this Notice, no associates of any Nomination Participant own any securities of the Corporation beneficially, directly or indirectly.

Item 5(b)(1)(x) of Schedule 14A. Other than as set forth in this Notice, no Nomination Participant owns beneficially, directly or indirectly, any securities of any parent or subsidiary of the Corporation.

Item 5(b)(1)(xi) of Schedule 14A. Item 5(b)(1)(xi) of Schedule 14A cross-references the information required by Item 404(a) of Regulation S-K of the Exchange Act (“Regulation S-K”) with respect to each Nomination Participant in the solicitation or any associates of such Nomination Participant. Such information is set forth below:

Item 404(a) of Regulation S-K. Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transactions in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 5(b)(1)(xii) of Schedule 14A. The information set forth in Pershing Square’s Schedule 13D with respect to the Corporation is set forth in Exhibit G attached hereto and is incorporated herein by reference.

According to the Corporation’s public filings, each non-employee director receives an annual retainer of $290,000, $175,000 of which is paid in the form of deferred stock units and $115,000 of which may, at the election of each director, be paid in cash or in deferred stock units. In addition, the Board chair receives an incremental retainer of $165,000, $82,500 of which is paid in the form of deferred stock units and $82,500 of which may, at the election of the Board chair, be paid in cash or in deferred stock units. The additional retainer for chair of the Audit Committee is $20,000, the additional retainer for chair of the Compensation Committee is $15,000, the additional retainer for the chair of the Nominating and Governance Committee is $15,000 and the additional retainer for the chair of the Corporate Development and Technology Advisory Committee is $15,000. Meeting fees are not paid in respect of the first seven meetings of the Board or of any individual committee, but non-employee directors receive $2,000 for each Board meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the Board or any individual committee, as applicable. Meeting fees and the additional annual retainer may, at the election of each director, be paid in cash, deferred, or paid in deferred stock units.

The Pershing Square Parties believe that the Corporation maintains, at its expense, a policy of insurance which insures its directors and officers. The By-Laws also contain a provision that provides for the indemnification of any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her or on his or her behalf in connection with such action, suit or proceeding and any appeal therefrom, if he or she (x) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and, in the case of any such employee or agent, in a manner he or she reasonably believed to be not in violation of any policies or directives of the Corporation and (y) with respect to any criminal action or proceeding had no reasonable cause to believe his or her conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (i) such indemnification shall be limited to expenses (including attorneys’ fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit and (ii) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper. The Charter also contains a provision that provides for indemnification of officers and directors to the fullest extent permitted under the DGCL (and in particular Paragraph 145 thereof), as from time to time amended. The Charter also contains a provision eliminating the personal liability of a director for monetary damages for breach of fiduciary duty as a director; except for liability (i) for breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. The Pershing Square Parties expect that the Nominees, if elected, will be indemnified for service as directors of the Corporation to the same extent indemnification is provided to the current directors of the Corporation under the By-laws and the Charter and be covered by the policy of insurance which insures the Corporation’s directors and officers.

The Nomination Participants disclaim any responsibility for the accuracy of the foregoing information extracted from the Corporation’s public filings.

Other than as set forth in this Notice, the Nominees will not receive any compensation from the Pershing Square Parties to serve as nominees for election or as a director, if elected, of the Corporation.

Each Nominee has executed a written consent agreeing to be a nominee for election as a director of the Corporation and to serve as a director if so elected, which consents are attached hereto as Exhibit B.

Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has any arrangements or understandings with any person or persons with respect to any future employment by the Corporation or its affiliates or with respect to any future transactions to which the Corporation or any of its affiliates will or may be a party.

Item 5(b)(2) of Schedule 14A. Pershing Square, on behalf of the funds it advises, and each Nominee (other than Mr. Ackman) have entered into an Engagement and Indemnification Agreement, pursuant to which each such Nominee has agreed to be named as a nominee in the proxy soliciting materials related to the 2017 Annual Meeting. Pursuant to the Engagement and Indemnification Agreement, Pershing Square has agreed to indemnify each such Nominee against any losses suffered, incurred or sustained by such Nominee in connection with such Nominee’s being a member of the slate of nominees of Stockholder for election to the Board (the “Slate”) or the solicitation of proxies in connection therewith. Pershing Square has further agreed to reimburse each such Nominee for reasonable, documented, out-of-pocket expenses incurred as a result of such Nominee’s being a member of Slate, including, without limitation, travel expenses and expenses in connection with legal counsel retained to represent such Nominee in connection with being a member of the Slate. The foregoing is qualified in its entirety by reference to the form of Engagement and Indemnification Agreement, a form of which is attached hereto as Exhibit H.

Other than as set forth in this Notice, there are no arrangements or understandings between or among the Pershing Square Parties and any other person pursuant to which any of the Nominees are proposed to be elected.

Item 5(b)(3) of Schedule 14A. This provision of Item 5 of Schedule 14A is not applicable to the Nomination Participants.

Item 7 of Schedule 14A. Directors and Executive Officers.

Item 7(a) of Schedule 14A. Item 7(a) of Schedule 14A cross-references the information required by instruction 4 to Item 103 of Regulation S-K with respect to nominees of the persons making the solicitation. Such information is set forth below:

Instruction 4 of Item 103 of Regulation S-K. There are no material proceedings to which the Nominees or any of their respective associates is a party adverse to the Corporation or any of its subsidiaries, or material proceedings in which such Nominee or any such associate has a material interest adverse to the Corporation or any of its subsidiaries.

Item 7(b) of Schedule 14A. Item 7(b) of Schedule 14A cross-references the information required by Item 401, Items 404(a) and (b), Item 405, and Items 407(d)(4), (d)(5) and (h) of Regulation S-K with respect to the nominees of the person making the solicitation. Such information is set forth below:

Item 401(a) of Regulation S-K. The following information is set forth in Exhibit E of this Notice: name, age, any position and office with the Corporation held by each such Nominee, and the term thereof. Each Nominee has executed a consent to serve as a director of the Corporation, if so elected. Copies of such consents are attached hereto as Exhibit B. Pershing Square has entered into the Engagement and Indemnification Agreements with each of the Nominees (other than Mr. Ackman) as described in the response to Item 5(b)(2) of Schedule 14A as set forth in this Section II(E) of this Notice. A copy of the form Engagement and Indemnification Agreement is attached hereto as Exhibit H. The initial term of each Nominee, if elected, would be until the 2018 annual meeting of the stockholders of the Corporation and until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or removal. Other than as set forth in this Notice, there are no arrangements or understandings between the Nominees and any other party pursuant to which any such nominee was or is to be selected as a director or nominee.

Items 401(b) and (c) of Regulation S-K. These provisions of Item 401 of Regulation S-K are not applicable to the Nominees.

Item 401(d) of Regulation S-K. There exist no family relationships between any Nominee and any director or executive officer of the Corporation.

Items 401(e)(1) and (2) of Regulation S-K. The following information is set forth on Exhibit E of this Notice: (1) name, age, any position and office with the Corporation held by each such Nominee, and the term thereof, business experience during the past five years (including principal occupation and employment during the past five years and the name and principal business of any corporation or other organization in which such occupation or employment was carried on), a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Corporation as of the date hereof, in light of the Corporation’s business and structure (including such material information beyond the past five years and information on the Nominee’s particular area of expertise or other relevant qualifications), and (2) any directorships held by such person during the past five years in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended. No occupation or employment is or was, during such period, carried on by any Nominee with the Corporation or any corporation or organization which is or was a parent, subsidiary or other affiliate of the Corporation, and none of the Nominees has ever served on the Board.

Item 401(f) of Regulation S-K. During the last ten years, the Nominees have not been involved in any of the events described in Item 401(f) of Regulation S-K and that are material to an evaluation of the ability or integrity of any such nominee to become a director of the Corporation.

Item 401(g) of Regulation S-K. This provision of Item 401 of Regulation S-K is not applicable to the Nominees.

Item 404(a) of Regulation S-K. Other than as set forth in this Notice, no Nomination Participant and no associate of any Nomination Participant has had or will have a direct or indirect material interest in any transaction since the beginning of the Corporation’s last fiscal year or any currently proposed transactions in which the Corporation was or is to be a participant and the amount involved exceeds $120,000.

Item 404(b) of Regulation S-K. This provision of Item 404 of Regulation S-K is not applicable to the Nominees.

Item 405 of Regulation S-K. This provision of Regulation S-K is not applicable to the Nominees because the Nominees are not directors, officers or ten percent holders of the Corporation.

Items 407(d)(4), (d)(5) and (h) of Regulation S-K. These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(c) of Schedule 14A. Item 7(c) of Schedule 14A cross-references the information required by Item 407(a) of Regulation S-K.

Item 407(a) of Regulation S-K. The corporate governance principles of the Corporation (the “Governance Principles”), which are available on the Corporation’s website at http://s21.q4cdn.com/221597763/files/doc_downloads/corporate_governance/Principles-of-Corporate-Governance-as-adopted-4.5.17.pdf , provide that a director who meets all of the enumerated categorical standards (which include a standard that a director does not own more than 5% of the Shares) shall be presumed to be “independent.” No member of the Pershing Square Parties has any knowledge of any facts that would prevent the determination that each of the Nominees is independent under the applicable standards; although Mr. Ackman may be deemed to beneficially own more than 5% of the Shares as described elsewhere in this Notice. No member of the Pershing Square Parties has any knowledge of any facts that would prevent the determination that Mr. Ackman is independent under the applicable standards of the Nasdaq Stock Market or the Securities and Exchange Commission.

Item 7(d) of Schedule 14A. Item 7(d) of Schedule 14A cross-references the information required by Item 407(b), (c)(1), (c)(2), (d)(1), (d)(2), (d)(3), (e)(1), (e)(2), (e)(3) and (f) of Regulation S-K. These provisions of Item 407 of Regulation S-K are not applicable to the Nominees.

Item 7(e) of Schedule 14A. Item 7(e) of Schedule 14A is not applicable to the Nominees.

Item 7(f) of Schedule 14A. Item 7(f) of Schedule 14A is not applicable to the Nominees.

Item 7(g) of Schedule 14A. Item 7(g) of Schedule 14A is not applicable to the Nominees.

Item 8 of Schedule 14A. Compensation of Directors and Executive Officers.

Item 8 of Schedule 14A cross-references the information required by Item 402 of Regulation S-K and paragraphs (e)(4) and (e)(5) of Item 407 of Regulation S-K with respect to each nominee of the person making the solicitation and associates of such nominee. Such information is set forth below:

Item 402(a)-(j) of Regulation S-K. None of the Nominees or any of their respective associates has received any cash compensation, cash bonuses, deferred compensation, compensation pursuant to plans, or other compensation, from, or in respect of, services rendered on behalf of the Corporation that is required to be disclosed under, or is subject to any arrangement described in, these paragraphs of Item 402 of Regulation S-K.

Item 402(k) of Regulation S-K. Other than as set forth in this Notice, no Pershing Square Party is aware of any other arrangements pursuant to which any director of the Corporation was to be compensated for services during the Corporation’s last fiscal year.

Items 402(l)-(s) of Regulation S-K. Item 8 of Regulation S-K cross references the information required by paragraphs (l) through (s) of Item 402 of Regulation S-K. These provisions are not applicable to the Nominees.

Item 407(e)(4) of Regulation S-K. Other than as set forth in this Notice, there are no interlocking relationships that would have required disclosure under these paragraphs of Item 407 of Regulation S-K had the Nominees been directors of the Corporation.

Item 407(e)(5) of Regulation S-K. This provision of Item 407 of Regulation S-K is not applicable to the Nominees.

F. Information Pursuant to Section 2.04(f) of Article II of the By-Laws

Set forth in Exhibit B of this Notice are signed consents executed by each of the Nominees to serve as a director of the Corporation if so elected.

G. Information Pursuant to Section 2.04(g) of Article II of the By-Laws

The Pershing Square Parties represent that they intend to solicit proxies in support of the Nominees.

H. Information Pursuant to Section 2.04(h) of Article II of the By-Laws

The representation and agreement of each proposed Nominee, as required under Section 2.04(h) of Article II of the By-Laws, is attached hereto as Exhibit C and incorporated herein by reference.

* * *

Disclosure in any section of this Notice (including all exhibits and the schedule attached hereto) shall be deemed to apply to all other sections of this Notice. Stockholder believes that this Notice satisfies the requirements set forth in the By-Laws. Certain information set forth in this Notice is additional information which may not be required by the By-Laws but which is included for completeness. The fact that any item of information not expressly required by the By-Laws is disclosed in this Notice shall not be construed to mean that such information is required to be disclosed herein.

The information included herein represents the best knowledge of Stockholder and the other Pershing Square Parties as of the date hereof. All information set forth herein relating to the Nominees has been furnished to Stockholder by the Nominees. Stockholder reserves the right, in the event such information shall be or become inaccurate, to provide corrective information to the Corporation as soon as reasonably practicable, although except as otherwise stated herein, Stockholder does not commit to update any information which may change from and after the date hereof. If there are no changes to the information set forth herein as of (a) the voting record date for the 2017 Annual Meeting and (b) the date that is ten (10) days prior to the 2017 Annual Meeting, then in each case this Notice shall serve as the updates and supplements contemplated by Section 1.01 of Article I of the By-laws and Section 2.04 of Article II the By-Laws, and no further updates or supplements shall need to be provided.

If this Notice shall be deemed for any reason by a court of competent jurisdiction to be ineffective with respect to the nomination of any of the Nominees at the 2017 Annual Meeting, or if any individual nominee shall be unable or hereafter becomes unable for any reason to serve as a director, this Notice shall continue to be effective with respect to any and all other Nominees, including any replacement nominees, nominated by Stockholder on behalf of the Pershing Square Parties.

Stockholder reserves the right to give further notice of additional nominations or any business to be made or conducted at the 2017 Annual Meeting or any other meeting of the Corporation’s stockholders. In addition to the foregoing, Stockholder reserves the right to further nominate, substitute or add additional persons in the event (a) the Corporation purports to increase the number of directorships, (b) the Corporation makes or announces any changes to the By-Laws or takes or announces any other action that purports to have, or if consummated would purport to have, the effect of disqualifying any of the Nominees or any additional nominee nominated pursuant to the foregoing, and/or (c) any Nominee is unable or hereafter becomes unwilling for any reason to serve as a director. Additional nominations made pursuant to the preceding clauses (a) and/or (b) are without prejudice to the position of Stockholder that any attempt to change the size of the Board or disqualify any of the Nominees through By-Law amendments or otherwise would constitute unlawful manipulation of the Corporation’s corporate machinery. Stockholder further reserves the right to (i) withdraw any or all of the Nominees and/or (ii) nominate fewer than all of the Nominees listed herein and/or to re-designate one or more of such individuals as alternate nominees.

The Pershing Square Parties may elect in their proxy statement to seek authority in accordance with Rule 14a-4(d) of the Exchange Act to vote for nominees named in the Corporation’s proxy statement; provided, that any such election by the Pershing Square Parties shall, pursuant to Rule 14a-4(d) of the Exchange Act, include the following: (a) the Pershing Square Parties shall seek authority to vote in the aggregate for the number of director positions then subject to election; (b) the Pershing Square Parties shall represent that they will vote for all the Corporation’s nominees, other than those Corporation nominees specified in the Pershing Square Parties’ proxy statement; (c) the Pershing Square Parties shall provide each Corporation security holder an opportunity to withhold authority with respect to any other Corporation nominee by writing the name of that nominee on the form of proxy; and (d) the Pershing Square Parties shall state on the form of proxy and in the proxy statement that there is no assurance that the Corporation’s nominees will serve if elected with any of the Nominees.

Please be advised that, notwithstanding the compliance by the Pershing Square Parties with the By-Laws and with applicable law, neither the delivery of this Notice nor the delivery of additional information, if any, provided by or on behalf of the Pershing Square Parties to the Corporation from and after the date hereof shall be deemed to constitute an admission by the Pershing Square Parties that this Notice is in any way defective or as to the legality, validity or enforceability of any particular requirement or provision of the By-Laws or any other matter or a waiver by the Pershing Square Parties of their right to, in any way, contest or challenge the enforceability thereof or of any other matter.

The Pershing Square Parties understand that certain information regarding the 2017 Annual Meeting (including, but not limited to, the record date, voting shares outstanding and date, time and place of the 2017 Annual Meeting), the Corporation (including, but not limited to, its various committees and proposal deadlines) and the beneficial ownership of the Corporation’s securities will be set forth in the Corporation’s proxy statement on Schedule 14A, to be filed with the SEC by the Corporation with respect to the 2017 Annual Meeting, and in certain other SEC filings made or to be made by the Corporation, and potentially third parties, under the Exchange Act. To the extent the Corporation believes any such information is required to be set forth herein, the Pershing Square Parties hereby refer the Corporation to such filings and incorporate them herein by reference. The Pershing Square Parties accept no responsibility for any information set forth in any such filings not made by the Pershing Square Parties.

This Notice has been prepared and delivered in accordance with the requirements of the By-Laws. If, for any reason, the Corporation, its executive officers, the Secretary, or any officer designated as the chairperson of the 2017 Annual Meeting or the Board believes otherwise, Stockholder requests that it be notified of such belief immediately so that Stockholder may consider such matters and supplement and/or amend this Notice as may be appropriate or take any other action available to Stockholder under applicable law. In such an event, please immediately call Richard M. Brand at (212) 504-5757 or Jason M. Halper at (212) 504-6300.

Please direct any questions regarding the information contained in this Notice to Richard M. Brand, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, (212) 504-5757 (Phone), (212) 504-6666 (Facsimile) or Jason M. Halper, Esq., Cadwalader, Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, (212) 504-6300 (Phone), (212) 504-6666 (Facsimile).

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has caused this Notice to be duly executed on the date first above written.

PERSHING SQUARE, L.P.

By:	Pershing Square Capital Management, L.P.,
its investment advisor

By:	PS Management GP, LLC, its general partner

By:	/s/ William A. Ackman
William A. Ackman
Managing Member

[Signature Page to Automatic Data Processing, Inc. Notification Letter]

SCHEDULE 1

Deemed Associates or Affiliates

[Submitted separately to the Corporation]

Schedule 1

EXHIBIT A

Proof of Stockholder Record Ownership

[Submitted separately to the Corporation]

Exhibit A

EXHIBIT B

Form of Consent

Consent to Serve as a Director of Automatic Data Processing, Inc.

To: Secretary of Automatic Data Processing, Inc.

The undersigned hereby consents to serve as a director of Automatic Data Processing, Inc. if so elected.

Dated: August                , 2017

Name:

Exhibit B

EXHIBIT C

Form of Representation and Agreement

AUTOMATIC DATA PROCESSING, INC.

REPRESENTATION AND AGREEMENT

Dated: _____, 2017

This representation and agreement is being delivered to Automatic Data Processing, Inc. (the “Corporation”) pursuant to Section 2.04(h) of the Amended and Restated Bylaws of the Corporation.

The undersigned,                 , hereby:

1. represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how he or she, if elected as a director, will act or vote on any issue or question that has not been disclosed to the Corporation (a “Voting Commitment”), including any Voting Commitment that could reasonably be expected to limit or interfere with his or her ability to comply, if elected as a director, with his or her fiduciary duties under applicable law;

2. represents and agrees that he or she is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation; and

3. represents and agrees that he or she would be in compliance, if elected as a director of the Corporation, and will comply, with applicable law and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation relating to his or her membership on the Board of Directors of the Corporation.

IN WITNESS WHEREOF, the undersigned has executed this representation and agreement as of the date first written above.

Name:

Exhibit C

EXHIBIT D

Additional Information

Certain Information Relating to the Pershing Square Parties

Below please find certain information relating to the Pershing Square Parties. In addition, we are providing for your convenience a structure chart of the Pershing Square Parties. The initial public offering prospectus and the most recent annual report for Pershing Square Holdings, Ltd. are available at www.pershingsquareholdings.com. Pershing Square Holdings, Ltd.’s public shares trade on the Premium Segment of the Main Market of the London Stock Exchange and on Euronext Amsterdam.

PERSHING SQUARE, L.P.

Pershing Square, L.P. is a Delaware limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square, L.P. is to purchase, sell, trade and invest in securities.

PERSHING SQUARE II, L.P.

Pershing Square II, L.P. is a Delaware limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square II, L.P. is to purchase, sell, trade and invest in securities.

PERSHING SQUARE INTERNATIONAL, LTD.

Pershing Square International, Ltd. is a Cayman Islands exempted company, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square International, Ltd. is to purchase, sell, trade and invest in securities.

PERSHING SQUARE HOLDINGS, LTD.

Pershing Square Holdings, Ltd. is a closed-end investment company incorporated in Guernsey, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square Holdings, Ltd. is to purchase, sell, trade and invest in securities. Pershing Square Holdings, Ltd.’s public shares trade on the Premium Segment of the Main Market of the London Stock Exchange and on Euronext Amsterdam.

PERSHING SQUARE VI MASTER, L.P.

Pershing Square VI Master, L.P. is a Cayman Islands limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square VI Master, L.P. is to purchase, sell, trade and invest in securities of the Corporation and related derivatives.

Exhibit D-1

PERSHING SQUARE GP, LLC

Pershing Square GP, LLC is a Delaware limited liability company, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square GP, LLC is to serve as the general partner of Pershing Square, L.P. and Pershing Square II, L.P.

PERSHING SQUARE VI, L.P.

Pershing Square VI, L.P. is a Delaware limited limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square VI, L.P. is to serve as a limited partner of Pershing Square VI Master, L.P.

PERSHING SQUARE VI INTERNATIONAL, L.P.

Pershing Square VI International, L.P. is a Cayman Islands limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square VI International, L.P. is to serve as a limited partner of Pershing Square VI Master, L.P.

PERSHING SQUARE VI GP, LLC

Pershing Square VI GP, LLC is a Delaware limited liability company, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square VI GP, LLC is to serve as the general partner of Pershing Square VI Master, L.P., Pershing Square VI, L.P. and Pershing Square VI International, L.P.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

Pershing Square Capital Management, L.P. is a Delaware limited partnership, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of Pershing Square Capital Management, L.P. is to serve as investment advisor to certain affiliated funds, including Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P.

PS MANAGEMENT GP, LLC

PS Management GP, LLC is a Delaware limited liability company, whose principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019. The principal business of PS Management GP, LLC is to serve as the general partner of Pershing Square Capital Management, L.P.

Exhibit D-2

WILLIAM A. ACKMAN

William A. Ackman, a United States citizen, is the Chief Executive Officer of Pershing Square Capital Management, L.P., the investment advisor to Pershing Square, L.P., Pershing Square II, L.P., Pershing Square International, Ltd., Pershing Square Holdings, Ltd. and Pershing Square VI Master, L.P. and other Pershing Square affiliates. Mr. Ackman is also the managing member of each of (i) PS Management GP, the sole general partner of Pershing Square Capital Management, L.P., and (ii) Pershing Square VI GP, LLC, the sole general partner of Pershing Square VI Master, L.P. Mr. Ackman’s principal business address is 888 Seventh Avenue, 42nd Floor, New York, New York 10019.

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Exhibit D-3

Exhibit D-4

EXHIBIT E

Certain Information Relating to the Nominees

The following table sets forth the name, age, present principal occupation, business address and business experience for the past five years and certain other information, with respect to the Nominees. In addition, this table sets forth a brief discussion of the specific experience, qualifications, attributes or skills that led to the conclusion that the Nominee should serve as a director for the Corporation as of the date hereof, in light of the Corporation’s business and structure.

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case, During the Last Five Years

William A. Ackman (51)	[Redacted]

William A. Ackman is the founder, chief executive officer and portfolio manager of Pershing Square Capital Management, L.P., an SEC-registered investment adviser founded in 2003. Pershing Square is a concentrated research-intensive, fundamental value investor in long and occasionally short investments in publicly traded companies. Mr. Ackman has served as Chairman of the Board of The Howard Hughes Corporation since November 2010. Mr. Ackman served as a director of Valeant Pharmaceuticals International, Inc. between March 2016 and May 2017 and as a director of Canadian Pacific Railway Ltd. between May 2012 and September 2016. Mr. Ackman served as a director of J.C. Penney Company, Inc. from February 2011 through August 2013 and as a director of Justice Holdings Limited from April 2011 to June 2012 when it merged with Burger King Worldwide, Inc. From June 2009 to March 2010, Mr. Ackman served as a director of General Growth Properties, Inc. Mr. Ackman is a Trustee of the Pershing Square Foundation, a member of the Board of Trustees at The Rockefeller University and a member of the Board of Dean’s Advisors of the Harvard Business School.

Mr. Ackman’s management experience, his prior service on boards of directors of public companies and his investments in public and private companies across a variety of industries will give him valuable insight that can be applied to the benefit of the Corporation and the Board.

Exhibit E-1

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case, During the Last Five Years

Veronica M. Hagen (71)	[Redacted]

Veronica M. Hagen served as Chief Executive Officer of Polymer Group, Inc. from 2007 until her retirement in 2013 and served from 2007 to 2015 as a director. Ms. Hagen also served as President of Polymer Group, Inc. from January 2011 until her retirement in 2013. Polymer Group, Inc. is a leading producer and marketer of engineered materials. Prior to joining Polymer Group, Inc., Ms. Hagen was the President and Chief Executive Officer of Sappi Fine Paper, a division of Sappi Limited, the South African-based global leader in the pulp and paper industry, from November 2004 until 2007. Ms. Hagen also served as Vice President and Chief Customer Officer at Alcoa Inc. She serves on the Compensation Committee and the Nominating/Corporate Governance Committee of the Board of Directors of American Water Works Company, Inc. Ms. Hagen also serves as the Chair of the Compensation Committee and a member of the Nominating and Governance Committee of the Board of Directors of Newmont Mining Corporation. Since 2008, Ms. Hagen has served as a director of Southern Company on the Nuclear/Operations Committee and as chair of the Nominating and Governance Committee. She also served as lead director of Southern Company for two years. Ms. Hagen is a member of the Committee of 200, Women Corporate Directors, and the National Association of Corporate Directors.

Ms. Hagen has extensive global executive leadership experience in competitive industries where her focus on operational efficiency and productivity were paramount to long-term success. Ms. Hagen’s experience as an executive and public company director will provide valuable skills and insights to the Board.

Exhibit E-2

Name and Age	Business Address	Principal Occupation or Employment and Public Company Directorships, in each case, During the Last Five Years

V. Paul Unruh (68)	[Redacted]

V. Paul Unruh is presently director and Chairman of the Audit Committee at Symantec Corporation. Mr. Unruh serves as director and Chairman of the Audit and Risk Committee at Aconex Limited and previously served as a director and member of the Audit and Finance Committee at Heidrick & Struggles International Incorporated. Mr. Unruh is a member of the National Association of Corporate Directors as well as the KPMG Audit Committee Institute. Mr. Unruh previously served on the Board of London Continental Railways Limited, Move, Inc. and URS Corporation. Mr. Unruh is a Certified Public Accountant.

Mr. Unruh retired from his 25-year tenure with Bechtel Group (“Bechtel”) in 2003. Mr. Unruh served in numerous senior leadership roles at Bechtel, including Chief Financial Officer from 1992-1996, Controller from 1987-1991, Treasurer from 1983-1986 and Manager of Financial Systems Development from 1978-1982. He served as the President of Bechtel Enterprises Holdings, Inc. from 1997-2001. Mr. Unruh served as the Vice Chairman at Bechtel Group, Inc. from 2001-2003.

Mr. Unruh has obtained technology, project development, finance, human resources, legal, and strategic planning expertise through his 30 years of professional experience as a senior executive. This experience, along with Mr. Unruh’s public company board experience, will make him a valuable addition to the Board.

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Exhibit E-3

EXHIBIT F

Transactions in the Securities of the Corporation in the Last Two Years:

Pershing Square Parties

Name	Trade Date	Buy/Sell/Exercise	No. of Shares/ Quantity	Unit Cost/Proceeds	Strike Price	Trade Amount	Security	Expiration Date
Pershing Square International, Ltd.	May 10, 2017	Buy	45,693	$96.52	N/A	$4,410,275	Common Stock	N/A
Pershing Square International, Ltd.	May 11, 2017	Buy	158,868	$96.26	N/A	$15,292,094	Common Stock	N/A
Pershing Square International, Ltd.	May 12, 2017	Buy	71,778	$97.10	N/A	$6,969,701	Common Stock	N/A
Pershing Square International, Ltd.	May 15, 2017	Buy	72,391	$98.39	N/A	$7,122,464	Common Stock	N/A
Pershing Square International, Ltd.	May 16, 2017	Buy	93,937	$98.44	N/A	$9,246,783	Common Stock	N/A
Pershing Square International, Ltd.	May 17, 2017	Buy	57,097	$97.87	N/A	$5,588,243	Common Stock	N/A
Pershing Square International, Ltd.	May 18, 2017	Buy	94,391	$97.92	N/A	N/A	OTC Equity Forward	May 18, 2020
Pershing Square International, Ltd.	May 19, 2017	Buy	166,773	$98.56	N/A	N/A	OTC Equity Forward	May 19, 2020
Pershing Square International, Ltd.	May 22, 2017	Buy	61,932	$99.39	N/A	N/A	OTC Equity Forward	May 22, 2020
Pershing Square International, Ltd.	May 23, 2017	Buy	29,742	$99.38	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	May 24, 2017	Buy	136,044	$99.90	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	May 25, 2017	Buy	43,311	$100.65	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	May 26, 2017	Buy	42,045	$101.29	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	May 30, 2017	Buy	65,893	$100.94	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	May 31, 2017	Buy	55,512	$102.08	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	June 1, 2017	Buy	84,129	$102.64	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	June 2, 2017	Buy	505,449	$100.32	N/A	N/A	OTC Equity Forward	June 2, 2020
Pershing Square International, Ltd.	June 5, 2017	Buy	182,056	$101.18	N/A	N/A	OTC Equity Forward	June 5, 2020
Pershing Square International, Ltd.	June 6, 2017	Buy	61,409	$101.35	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 7, 2017	Buy	121,554	$101.11	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 8, 2017	Buy	179,564	$100.83	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 9, 2017	Buy	228,894	$100.53	N/A	N/A	OTC Equity Forward	June 9, 2020
Pershing Square International, Ltd.	June 12, 2017	Buy	45,833	$101.05	N/A	N/A	OTC Equity Forward	June 12, 2020
Pershing Square International, Ltd.	June 13, 2017	Buy	113,405	$101.86	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 14, 2017	Buy	186,959	$101.59	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 15, 2017	Buy	80,985	$101.95	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 16, 2017	Buy	106,847	$103.16	N/A	N/A	OTC Equity Forward	June 16, 2020
Pershing Square International, Ltd.	June 19, 2017	Buy	64,680	$103.91	N/A	N/A	OTC Equity Forward	June 19, 2020
Pershing Square International, Ltd.	June 20, 2017	Buy	240,499	$102.86	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 21, 2017	Buy	226,321	$102.47	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 22, 2017	Buy	183,537	$102.06	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	94,391	$101.52	N/A	$339,832	OTC Equity Forward	May 18, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	166,773	$101.51	N/A	$492,283	OTC Equity Forward	May 19, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	61,932	$101.51	N/A	$131,440	OTC Equity Forward	May 22, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	29,742	$101.51	N/A	$63,301	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	136,044	$101.51	N/A	$219,277	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	43,311	$101.51	N/A	$37,207	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	42,045	$101.51	N/A	$9,151	OTC Equity Forward	May 26, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	65,893	$101.51	N/A	$37,241	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	55,512	$101.50	N/A	$(31,765)	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	84,129	$101.50	N/A	$(95,394)	OTC Equity Forward	June 1, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	505,449	$101.51	N/A	$599,480	OTC Equity Forward	June 2, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	182,056	$101.51	N/A	$59,891	OTC Equity Forward	June 5, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	61,409	$101.50	N/A	$9,423	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	121,554	$101.11	N/A	$(100)	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	179,564	$101.11	N/A	$49,651	OTC Equity Forward	June 8, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	228,894	$101.11	N/A	$132,050	OTC Equity Forward	June 9, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	45,833	$101.11	N/A	$2,491	OTC Equity Forward	June 12, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	113,405	$101.10	N/A	$(85,516)	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	186,959	$101.11	N/A	$(91,101)	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	80,985	$101.10	N/A	$(68,379)	OTC Equity Forward	June 15, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	106,847	$101.10	N/A	$(219,996)	OTC Equity Forward	June 16, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	64,680	$101.10	N/A	$(181,928)	OTC Equity Forward	June 19, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	240,499	$101.10	N/A	$(423,540)	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	226,321	$101.10	N/A	$(310,268)	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 23, 2017	Sell	183,537	$101.10	N/A	$(175,402)	OTC Equity Forward	June 22, 2020
Pershing Square International, Ltd.	June 23, 2017	Buy to Open	3,882,518	$35.93	$76.06	$139,497,319	OTC Call Option	June 23, 2020
Pershing Square International, Ltd.	June 26, 2017	Buy	94,274	$102.02	N/A	N/A	OTC Equity Forward	June 26, 2020
Pershing Square International, Ltd.	June 27, 2017	Buy	138,215	$101.97	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	June 28, 2017	Buy	148,773	$102.07	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	June 29, 2017	Buy	204,905	$101.89	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	June 30, 2017	Buy	110,816	$102.59	N/A	N/A	OTC Equity Forward	June 30, 2020
Pershing Square International, Ltd.	July 3, 2017	Buy	54,697	$102.89	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 5, 2017	Buy	61,889	$103.47	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 6, 2017	Buy	108,905	$103.36	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 7, 2017	Buy	72,979	$105.09	N/A	N/A	OTC Equity Forward	July 7, 2020
Pershing Square International, Ltd.	July 10, 2017	Buy	225,064	$104.41	N/A	N/A	OTC Equity Forward	July 10, 2020
Pershing Square International, Ltd.	July 11, 2017	Buy	109,380	$102.33	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 12, 2017	Buy	70,700	$102.73	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 13, 2017	Buy	86,689	$101.68	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 14, 2017	Buy	75,020	$101.43	N/A	N/A	OTC Equity Forward	July 14, 2020
Pershing Square International, Ltd.	July 17, 2017	Buy	101,932	$101.60	N/A	N/A	OTC Equity Forward	July 17, 2020
Pershing Square International, Ltd.	July 18, 2017	Buy	46,414	$101.18	N/A	N/A	OTC Equity Forward	July 20, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	94,274	$104.85	N/A	$266,638	OTC Equity Forward	June 26, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	138,215	$104.86	N/A	$398,735	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	148,773	$104.87	N/A	$416,895	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	204,905	$104.88	N/A	$614,287	OTC Equity Forward	June 29, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	110,816	$104.89	N/A	$255,224	OTC Equity Forward	June 30, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	54,697	$104.89	N/A	$109,851	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	61,889	$104.91	N/A	$88,993	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	108,905	$104.92	N/A	$169,031	OTC Equity Forward	July 6, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	72,979	$104.92	N/A	$(12,234)	OTC Equity Forward	July 7, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	225,064	$104.93	N/A	$117,144	OTC Equity Forward	July 10, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	109,380	$104.93	N/A	$284,546	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	70,700	$104.95	N/A	$156,831	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	86,689	$104.96	N/A	$283,884	OTC Equity Forward	July 13, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	75,020	$104.96	N/A	$265,332	OTC Equity Forward	July 14, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	101,932	$104.97	N/A	$342,819	OTC Equity Forward	July 17, 2020
Pershing Square International, Ltd.	July 26, 2017	Sell	46,414	$104.97	N/A	$176,201	OTC Equity Forward	July 20, 2020
Pershing Square International, Ltd.	July 26, 2017	Buy to Open	1,894,675	$51.71	$63.00	$97,978,381	OTC Call Option	January 15, 2021

Pershing Square, L.P.	May 10, 2017	Buy	37,396	$96.52	N/A	$3,609,451	Common Stock	N/A
Pershing Square, L.P.	May 11, 2017	Buy	130,022	$96.26	N/A	$12,515,476	Common Stock	N/A
Pershing Square, L.P.	May 12, 2017	Buy	58,752	$97.10	N/A	$5,704,866	Common Stock	N/A
Pershing Square, L.P.	May 15, 2017	Buy	59,629	$98.39	N/A	$5,866,826	Common Stock	N/A
Pershing Square, L.P.	May 16, 2017	Buy	77,042	$98.44	N/A	$7,583,706	Common Stock	N/A
Pershing Square, L.P.	May 17, 2017	Buy	46,656	$97.87	N/A	$4,566,353	Common Stock	N/A
Pershing Square, L.P.	May 18, 2017	Buy	77,229	$97.92	N/A	N/A	OTC Equity Forward	May 18, 2020
Pershing Square, L.P.	May 19, 2017	Buy	136,814	$98.56	N/A	N/A	OTC Equity Forward	May 19, 2020
Pershing Square, L.P.	May 22, 2017	Buy	51,009	$99.39	N/A	N/A	OTC Equity Forward	May 22, 2020
Pershing Square, L.P.	May 23, 2017	Buy	23,916	$99.38	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	May 24, 2017	Buy	110,856	$99.90	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	May 25, 2017	Buy	36,186	$100.65	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	May 26, 2017	Buy	34,660	$101.29	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	May 30, 2017	Buy	54,193	$100.94	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	May 31, 2017	Buy	45,403	$102.08	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	June 1, 2017	Buy	69,013	$102.64	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	June 2, 2017	Buy	414,271	$100.32	N/A	N/A	OTC Equity Forward	June 2, 2020
Pershing Square, L.P.	June 5, 2017	Buy	148,816	$101.18	N/A	N/A	OTC Equity Forward	June 5, 2020
Pershing Square, L.P.	June 6, 2017	Buy	49,454	$101.35	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 7, 2017	Buy	99,718	$101.11	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 8, 2017	Buy	146,164	$100.83	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 9, 2017	Buy	187,101	$100.53	N/A	N/A	OTC Equity Forward	June 9, 2020
Pershing Square, L.P.	June 12, 2017	Buy	37,451	$101.05	N/A	N/A	OTC Equity Forward	June 12, 2020
Pershing Square, L.P.	June 13, 2017	Buy	92,915	$101.86	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 14, 2017	Buy	152,650	$101.59	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 15, 2017	Buy	65,950	$101.95	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 16, 2017	Buy	87,458	$103.16	N/A	N/A	OTC Equity Forward	June 16, 2020
Pershing Square, L.P.	June 19, 2017	Buy	54,121	$103.91	N/A	N/A	OTC Equity Forward	June 19, 2020
Pershing Square, L.P.	June 20, 2017	Buy	197,902	$102.86	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 21, 2017	Buy	182,228	$102.47	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 22, 2017	Buy	149,095	$102.06	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 23, 2017	Sell	77,229	$101.69	N/A	$291,250	OTC Equity Forward	May 18, 2020
Pershing Square, L.P.	June 23, 2017	Sell	136,814	$101.68	N/A	$427,245	OTC Equity Forward	May 19, 2020
Pershing Square, L.P.	June 23, 2017	Sell	51,009	$101.68	N/A	$116,981	OTC Equity Forward	May 22, 2020
Pershing Square, L.P.	June 23, 2017	Sell	23,916	$101.68	N/A	$54,991	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	June 23, 2017	Sell	110,856	$101.68	N/A	$197,635	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	June 23, 2017	Sell	36,186	$101.68	N/A	$37,274	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	June 23, 2017	Sell	34,660	$101.68	N/A	$13,470	OTC Equity Forward	May 26, 2020
Pershing Square, L.P.	June 23, 2017	Sell	54,193	$101.68	N/A	$39,896	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	June 23, 2017	Sell	45,403	$101.67	N/A	$(18,217)	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	June 23, 2017	Sell	69,013	$101.67	N/A	$(66,453)	OTC Equity Forward	June 1, 2020
Pershing Square, L.P.	June 23, 2017	Sell	414,271	$101.68	N/A	$562,180	OTC Equity Forward	June 2, 2020
Pershing Square, L.P.	June 23, 2017	Sell	148,816	$101.68	N/A	$74,404	OTC Equity Forward	June 5, 2020
Pershing Square, L.P.	June 23, 2017	Sell	49,454	$101.68	N/A	$16,045	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 23, 2017	Sell	99,718	$101.11	N/A	$(82)	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 23, 2017	Sell	146,164	$101.11	N/A	$40,415	OTC Equity Forward	June 8, 2020
Pershing Square, L.P.	June 23, 2017	Sell	187,101	$101.11	N/A	$107,940	OTC Equity Forward	June 9, 2020
Pershing Square, L.P.	June 23, 2017	Sell	37,451	$101.11	N/A	$2,035	OTC Equity Forward	June 12, 2020
Pershing Square, L.P.	June 23, 2017	Sell	92,915	$101.10	N/A	$(70,065)	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 23, 2017	Sell	152,650	$101.11	N/A	$(74,383)	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 23, 2017	Sell	65,950	$101.10	N/A	$(55,685)	OTC Equity Forward	June 15, 2020
Pershing Square, L.P.	June 23, 2017	Sell	87,458	$101.10	N/A	$(180,074)	OTC Equity Forward	June 16, 2020
Pershing Square, L.P.	June 23, 2017	Sell	54,121	$101.10	N/A	$(152,228)	OTC Equity Forward	June 19, 2020
Pershing Square, L.P.	June 23, 2017	Sell	197,902	$101.10	N/A	$(348,523)	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 23, 2017	Sell	182,228	$101.10	N/A	$(249,820)	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 23, 2017	Sell	149,095	$101.10	N/A	$(142,487)	OTC Equity Forward	June 22, 2020
Pershing Square, L.P.	June 23, 2017	Buy to Open	3,181,133	$35.93	$76.06	$114,296,836	OTC Call Option	June 23, 2020
Pershing Square, L.P.	June 26, 2017	Buy	78,499	$102.02	N/A	N/A	OTC Equity Forward	June 26, 2020
Pershing Square, L.P.	June 27, 2017	Buy	110,902	$101.97	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	June 28, 2017	Buy	119,392	$102.07	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	June 29, 2017	Buy	171,244	$101.89	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	June 30, 2017	Buy	89,611	$102.59	N/A	N/A	OTC Equity Forward	June 30, 2020
Pershing Square, L.P.	July 3, 2017	Buy	46,700	$102.89	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 5, 2017	Buy	51,241	$103.47	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 6, 2017	Buy	87,186	$103.36	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 7, 2017	Buy	58,319	$105.09	N/A	N/A	OTC Equity Forward	July 7, 2020
Pershing Square, L.P.	July 10, 2017	Buy	184,282	$104.41	N/A	N/A	OTC Equity Forward	July 10, 2020
Pershing Square, L.P.	July 11, 2017	Buy	87,483	$102.33	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 12, 2017	Buy	57,033	$102.73	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 13, 2017	Buy	73,047	$101.68	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 14, 2017	Buy	62,211	$101.43	N/A	N/A	OTC Equity Forward	July 14, 2020
Pershing Square, L.P.	July 17, 2017	Buy	83,192	$101.60	N/A	N/A	OTC Equity Forward	July 17, 2020
Pershing Square, L.P.	July 18, 2017	Buy	38,356	$101.18	N/A	N/A	OTC Equity Forward	July 20, 2020
Pershing Square, L.P.	July 26, 2017	Sell	78,499	$104.85	N/A	$222,021	OTC Equity Forward	June 26, 2020
Pershing Square, L.P.	July 26, 2017	Sell	110,902	$104.86	N/A	$319,940	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	July 26, 2017	Sell	119,392	$104.87	N/A	$334,563	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	July 26, 2017	Sell	171,244	$104.88	N/A	$513,374	OTC Equity Forward	June 29, 2020
Pershing Square, L.P.	July 26, 2017	Sell	89,611	$104.89	N/A	$206,386	OTC Equity Forward	June 30, 2020
Pershing Square, L.P.	July 26, 2017	Sell	46,700	$104.89	N/A	$93,790	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 26, 2017	Sell	51,241	$104.91	N/A	$73,682	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 26, 2017	Sell	87,186	$104.92	N/A	$135,321	OTC Equity Forward	July 6, 2020
Pershing Square, L.P.	July 26, 2017	Sell	58,319	$104.92	N/A	$(9,776)	OTC Equity Forward	July 7, 2020
Pershing Square, L.P.	July 26, 2017	Sell	184,282	$104.93	N/A	$95,917	OTC Equity Forward	July 10, 2020
Pershing Square, L.P.	July 26, 2017	Sell	87,483	$104.93	N/A	$227,582	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 26, 2017	Sell	57,033	$104.95	N/A	$126,514	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 26, 2017	Sell	73,047	$104.96	N/A	$239,210	OTC Equity Forward	July 13, 2020
Pershing Square, L.P.	July 26, 2017	Sell	62,211	$104.96	N/A	$220,029	OTC Equity Forward	July 14, 2020
Pershing Square, L.P.	July 26, 2017	Sell	83,192	$104.97	N/A	$279,792	OTC Equity Forward	July 17, 2020
Pershing Square, L.P.	July 26, 2017	Sell	38,356	$104.97	N/A	$145,610	OTC Equity Forward	July 20, 2020
Pershing Square, L.P.	July 26, 2017	Buy to Open	1,553,291	$51.71	$63.00	$80,324,561	OTC Call Option	January 15, 2021

Pershing Square II, L.P.	May 10, 2017	Buy	1,123	$96.52	N/A	$108,392	Common Stock	N/A
Pershing Square II, L.P.	May 11, 2017	Buy	3,900	$96.26	N/A	$375,401	Common Stock	N/A
Pershing Square II, L.P.	May 12, 2017	Buy	1,764	$97.10	N/A	$171,286	Common Stock	N/A
Pershing Square II, L.P.	May 15, 2017	Buy	1,778	$98.39	N/A	$174,935	Common Stock	N/A
Pershing Square II, L.P.	May 16, 2017	Buy	2,300	$98.44	N/A	$226,403	Common Stock	N/A
Pershing Square II, L.P.	May 17, 2017	Buy	1,402	$97.87	N/A	$137,218	Common Stock	N/A
Pershing Square II, L.P.	May 18, 2017	Buy	2,312	$97.92	N/A	N/A	OTC Equity Forward	May 18, 2020
Pershing Square II, L.P.	May 19, 2017	Buy	4,103	$98.56	N/A	N/A	OTC Equity Forward	May 19, 2020
Pershing Square II, L.P.	May 22, 2017	Buy	1,513	$99.39	N/A	N/A	OTC Equity Forward	May 22, 2020
Pershing Square II, L.P.	May 23, 2017	Buy	729	$99.38	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	May 24, 2017	Buy	3,343	$99.90	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	May 25, 2017	Buy	1,073	$100.65	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	May 26, 2017	Buy	1,041	$101.29	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	May 30, 2017	Buy	1,615	$100.94	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	May 31, 2017	Buy	1,368	$102.08	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	June 1, 2017	Buy	2,069	$102.64	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	June 2, 2017	Buy	12,406	$100.32	N/A	N/A	OTC Equity Forward	June 2, 2020
Pershing Square II, L.P.	June 5, 2017	Buy	4,477	$101.18	N/A	N/A	OTC Equity Forward	June 5, 2020
Pershing Square II, L.P.	June 6, 2017	Buy	1,504	$101.35	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 7, 2017	Buy	2,970	$101.11	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 8, 2017	Buy	4,415	$100.83	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 9, 2017	Buy	5,597	$100.53	N/A	N/A	OTC Equity Forward	June 9, 2020
Pershing Square II, L.P.	June 12, 2017	Buy	1,102	$101.05	N/A	N/A	OTC Equity Forward	June 12, 2020
Pershing Square II, L.P.	June 13, 2017	Buy	2,801	$101.86	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 14, 2017	Buy	4,600	$101.59	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 15, 2017	Buy	2,000	$101.95	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 16, 2017	Buy	2,647	$103.16	N/A	N/A	OTC Equity Forward	June 16, 2020
Pershing Square II, L.P.	June 19, 2017	Buy	1,566	$103.91	N/A	N/A	OTC Equity Forward	June 19, 2020
Pershing Square II, L.P.	June 20, 2017	Buy	5,918	$102.86	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 21, 2017	Buy	5,538	$102.47	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 22, 2017	Buy	4,493	$102.06	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,312	$101.69	N/A	$8,719	OTC Equity Forward	May 18, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	4,103	$101.68	N/A	$12,813	OTC Equity Forward	May 19, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,513	$101.68	N/A	$3,470	OTC Equity Forward	May 22, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	729	$101.68	N/A	$1,676	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	3,343	$101.68	N/A	$5,960	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,073	$101.68	N/A	$1,105	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,041	$101.68	N/A	$405	OTC Equity Forward	May 26, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,615	$101.68	N/A	$1,189	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,368	$101.67	N/A	$(549)	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,069	$101.67	N/A	$(1,992)	OTC Equity Forward	June 1, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	12,406	$101.68	N/A	$16,835	OTC Equity Forward	June 2, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	4,477	$101.68	N/A	$2,238	OTC Equity Forward	June 5, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,504	$101.68	N/A	$488	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,970	$101.11	N/A	$(2)	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	4,415	$101.11	N/A	$1,221	OTC Equity Forward	June 8, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	5,597	$101.11	N/A	$3,229	OTC Equity Forward	June 9, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,102	$101.11	N/A	$60	OTC Equity Forward	June 12, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,801	$101.10	N/A	$(2,112)	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	4,600	$101.11	N/A	$(2,241)	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,000	$101.10	N/A	$(1,689)	OTC Equity Forward	June 15, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	2,647	$101.10	N/A	$(5,450)	OTC Equity Forward	June 16, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	1,566	$101.10	N/A	$(4,405)	OTC Equity Forward	June 19, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	5,918	$101.10	N/A	$(10,422)	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	5,538	$101.10	N/A	$(7,592)	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 23, 2017	Sell	4,493	$101.10	N/A	$(4,294)	OTC Equity Forward	June 22, 2020
Pershing Square II, L.P.	June 23, 2017	Buy to Open	102,251	$35.93	$76.06	$3,673,838	OTC Call Option	June 23, 2020
Pershing Square II, L.P.	June 26, 2017	Buy	2,343	$102.02	N/A	N/A	OTC Equity Forward	June 26, 2020
Pershing Square II, L.P.	June 27, 2017	Buy	3,703	$101.97	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	June 28, 2017	Buy	3,815	$102.07	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	June 29, 2017	Buy	5,351	$101.89	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	June 30, 2017	Buy	2,755	$102.59	N/A	N/A	OTC Equity Forward	June 30, 2020
Pershing Square II, L.P.	July 3, 2017	Buy	1,460	$102.89	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 5, 2017	Buy	1,647	$103.47	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 6, 2017	Buy	2,800	$103.36	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 7, 2017	Buy	1,934	$105.09	N/A	N/A	OTC Equity Forward	July 7, 2020
Pershing Square II, L.P.	July 10, 2017	Buy	5,826	$104.41	N/A	N/A	OTC Equity Forward	July 10, 2020
Pershing Square II, L.P.	July 11, 2017	Buy	2,824	$102.33	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 12, 2017	Buy	1,912	$102.73	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 13, 2017	Buy	2,255	$101.68	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 14, 2017	Buy	1,965	$101.43	N/A	N/A	OTC Equity Forward	July 14, 2020
Pershing Square II, L.P.	July 17, 2017	Buy	2,622	$101.60	N/A	N/A	OTC Equity Forward	July 17, 2020
Pershing Square II, L.P.	July 18, 2017	Buy	1,244	$101.18	N/A	N/A	OTC Equity Forward	July 20, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,343	$104.85	N/A	$6,627	OTC Equity Forward	June 26, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	3,703	$104.86	N/A	$10,683	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	3,815	$104.87	N/A	$10,690	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	5,351	$104.88	N/A	$16,042	OTC Equity Forward	June 29, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,755	$104.89	N/A	$6,345	OTC Equity Forward	June 30, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,460	$104.89	N/A	$2,932	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,647	$104.91	N/A	$2,368	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,800	$104.92	N/A	$4,346	OTC Equity Forward	July 6, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,934	$104.92	N/A	$(324)	OTC Equity Forward	July 7, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	5,826	$104.93	N/A	$3,032	OTC Equity Forward	July 10, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,824	$104.93	N/A	$7,346	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,912	$104.95	N/A	$4,241	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,255	$104.96	N/A	$7,385	OTC Equity Forward	July 13, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,965	$104.96	N/A	$6,950	OTC Equity Forward	July 14, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	2,622	$104.97	N/A	$8,818	OTC Equity Forward	July 17, 2020
Pershing Square II, L.P.	July 26, 2017	Sell	1,244	$104.97	N/A	$4,723	OTC Equity Forward	July 20, 2020
Pershing Square II, L.P.	July 26, 2017	Buy to Open	49,267	$51.71	$63.00	$2,547,720	OTC Call Option	January 15, 2021
Pershing Square II, L.P.	July 26, 2017	Buy	2,411	$105.08	N/A	N/A	OTC Equity Forward	July 27, 2020
Pershing Square II, L.P.	July 27, 2017	Buy to Open	14,488	$65.77	$57.82	$952,876	OTC Call Option	January 15, 2021
Pershing Square II, L.P.	July 27, 2017	Buy	18,289	$115.13	N/A	N/A	OTC Equity Forward	July 27, 2020
Pershing Square II, L.P.	July 28, 2017	Sell	14,571	$118.45	N/A	$48,376	OTC Equity Forward	July 27, 2020
Pershing Square II, L.P.	July 28, 2017	Buy to Open	125	$61.53	$58.62	$769,130	Listed Call Option	January 15, 2021
Pershing Square II, L.P.	July 28, 2017	Buy to Open	87	$39.41	$87.93	$342,871	Listed Call Option	January 15, 2021
Pershing Square II, L.P.	July 31, 2017	Buy	289	$118.87	N/A	N/A	OTC Equity Forward	July 31, 2020
Pershing Square II, L.P.	August 1, 2017	Buy	2,917	$117.36	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square II, L.P.	August 2, 2017	Buy	5,147	$115.31	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square II, L.P.	August 3, 2017	Buy	357	$112.13	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square II, L.P.	August 4, 2017	Buy	544	$114.80	N/A	N/A	OTC Equity Forward	August 4, 2020
Pershing Square II, L.P.	August 4, 2017	Buy to Open	11	$57.49	$55.50	$63,239	Listed Call Option	January 15, 2021
Pershing Square II, L.P.	August 4, 2017	Buy to Open	4	$36.45	$83.25	$14,580	Listed Call Option	January 15, 2021

Pershing Square Holdings, Ltd.	May 10, 2017	Buy	75,951	$96.52	N/A	$7,330,768	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 11, 2017	Buy	264,062	$96.26	N/A	$25,417,710	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 12, 2017	Buy	119,128	$97.10	N/A	$11,567,424	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 15, 2017	Buy	119,947	$98.39	N/A	$11,801,441	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 16, 2017	Buy	155,406	$98.44	N/A	$15,297,545	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 17, 2017	Buy	94,845	$97.87	N/A	$9,282,746	Common Stock	N/A
Pershing Square Holdings, Ltd.	May 18, 2017	Buy	157,068	$97.92	N/A	N/A	OTC Equity Forward	May 18, 2020
Pershing Square Holdings, Ltd.	May 19, 2017	Buy	277,310	$98.56	N/A	N/A	OTC Equity Forward	May 19, 2020
Pershing Square Holdings, Ltd.	May 22, 2017	Buy	101,546	$99.39	N/A	N/A	OTC Equity Forward	May 22, 2020
Pershing Square Holdings, Ltd.	May 23, 2017	Buy	49,613	$99.38	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	May 24, 2017	Buy	226,757	$99.90	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	May 25, 2017	Buy	71,430	$100.65	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	May 26, 2017	Buy	69,254	$101.29	N/A	N/A	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	May 30, 2017	Buy	108,299	$100.94	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	May 31, 2017	Buy	91,717	$102.08	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	June 1, 2017	Buy	139,789	$102.64	N/A	N/A	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	June 2, 2017	Buy	836,874	$100.32	N/A	N/A	OTC Equity Forward	June 2, 2020
Pershing Square Holdings, Ltd.	June 5, 2017	Buy	302,651	$101.18	N/A	N/A	OTC Equity Forward	June 5, 2020
Pershing Square Holdings, Ltd.	June 6, 2017	Buy	102,633	$101.35	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 7, 2017	Buy	199,758	$101.11	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 8, 2017	Buy	298,857	$100.83	N/A	N/A	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 9, 2017	Buy	378,408	$100.53	N/A	N/A	OTC Equity Forward	June 9, 2020
Pershing Square Holdings, Ltd.	June 12, 2017	Buy	74,614	$101.05	N/A	N/A	OTC Equity Forward	June 12, 2020
Pershing Square Holdings, Ltd.	June 13, 2017	Buy	188,879	$101.86	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 14, 2017	Buy	310,791	$101.59	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 15, 2017	Buy	133,065	$101.95	N/A	N/A	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 16, 2017	Buy	178,048	$103.16	N/A	N/A	OTC Equity Forward	June 16, 2020
Pershing Square Holdings, Ltd.	June 19, 2017	Buy	101,633	$103.91	N/A	N/A	OTC Equity Forward	June 19, 2020
Pershing Square Holdings, Ltd.	June 20, 2017	Buy	395,681	$102.86	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 21, 2017	Buy	376,913	$102.47	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 22, 2017	Buy	303,875	$102.06	N/A	N/A	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	157,068	$101.52	N/A	$565,485	OTC Equity Forward	May 18, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	277,310	$101.51	N/A	$818,568	OTC Equity Forward	May 19, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	101,546	$101.51	N/A	$215,515	OTC Equity Forward	May 22, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	49,613	$101.51	N/A	$105,594	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	226,757	$101.51	N/A	$365,489	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	71,430	$101.51	N/A	$61,362	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	69,254	$101.51	N/A	$15,072	OTC Equity Forward	May 26, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	108,299	$101.51	N/A	$61,208	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	91,717	$101.50	N/A	$(52,483)	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	139,789	$101.50	N/A	$(158,507)	OTC Equity Forward	June 1, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	836,874	$101.51	N/A	$992,561	OTC Equity Forward	June 2, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	302,651	$101.51	N/A	$99,563	OTC Equity Forward	June 5, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	102,633	$101.50	N/A	$15,749	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	199,758	$101.11	N/A	$(164)	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	298,857	$101.11	N/A	$82,636	OTC Equity Forward	June 8, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	378,408	$101.11	N/A	$218,306	OTC Equity Forward	June 9, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	74,614	$101.11	N/A	$4,055	OTC Equity Forward	June 12, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	188,879	$101.10	N/A	$(142,429)	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	310,791	$101.11	N/A	$(151,441)	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	133,065	$101.10	N/A	$(112,353)	OTC Equity Forward	June 15, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	178,048	$101.10	N/A	$(366,597)	OTC Equity Forward	June 16, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	101,633	$101.10	N/A	$(285,866)	OTC Equity Forward	June 19, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	395,681	$101.10	N/A	$(696,829)	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	376,913	$101.10	N/A	$(516,718)	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Sell	303,875	$101.10	N/A	$(290,407)	OTC Equity Forward	June 22, 2020
Pershing Square Holdings, Ltd.	June 23, 2017	Buy to Open	7,134,098	$35.93	$76.06	$256,325,288	OTC Call Option	June 23, 2020
Pershing Square Holdings, Ltd.	June 26, 2017	Buy	154,884	$102.02	N/A	N/A	OTC Equity Forward	June 26, 2020
Pershing Square Holdings, Ltd.	June 27, 2017	Buy	261,180	$101.97	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	June 28, 2017	Buy	268,020	$102.07	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	June 29, 2017	Buy	368,500	$101.89	N/A	N/A	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	June 30, 2017	Buy	196,818	$102.59	N/A	N/A	OTC Equity Forward	June 30, 2020
Pershing Square Holdings, Ltd.	July 3, 2017	Buy	97,143	$102.89	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 5, 2017	Buy	112,223	$103.47	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 6, 2017	Buy	198,109	$103.36	N/A	N/A	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 7, 2017	Buy	138,768	$105.09	N/A	N/A	OTC Equity Forward	July 7, 2020
Pershing Square Holdings, Ltd.	July 10, 2017	Buy	403,828	$104.41	N/A	N/A	OTC Equity Forward	July 10, 2020
Pershing Square Holdings, Ltd.	July 11, 2017	Buy to Open	400,000	$49.39	$61.10	$19,756,960	OTC Call Option	July 13, 2020
Pershing Square Holdings, Ltd.	July 11, 2017	Buy	198,313	$102.33	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 11, 2017	Sell	368,500	$101.81	N/A	$(29,437)	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	July 12, 2017	Buy	127,355	$102.73	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 13, 2017	Buy	161,009	$101.68	N/A	N/A	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 14, 2017	Buy	134,804	$101.43	N/A	N/A	OTC Equity Forward	July 14, 2020
Pershing Square Holdings, Ltd.	July 17, 2017	Buy	182,254	$101.60	N/A	N/A	OTC Equity Forward	July 17, 2020
Pershing Square Holdings, Ltd.	July 18, 2017	Buy	83,986	$101.18	N/A	N/A	OTC Equity Forward	July 20, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	154,884	$104.85	N/A	$438,063	OTC Equity Forward	June 26, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	261,180	$104.86	N/A	$753,475	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	268,020	$104.87	N/A	$751,051	OTC Equity Forward	June 29, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	196,818	$104.89	N/A	$453,299	OTC Equity Forward	June 30, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	97,143	$104.89	N/A	$195,097	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	112,223	$104.91	N/A	$161,371	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	198,109	$104.92	N/A	$307,485	OTC Equity Forward	July 6, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	138,768	$104.92	N/A	$(23,263)	OTC Equity Forward	July 7, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	403,828	$104.93	N/A	$210,189	OTC Equity Forward	July 10, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	198,313	$104.93	N/A	$515,901	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	127,355	$104.95	N/A	$282,507	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	161,009	$104.96	N/A	$527,263	OTC Equity Forward	July 13, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	134,804	$104.96	N/A	$476,776	OTC Equity Forward	July 14, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	182,254	$104.97	N/A	$612,958	OTC Equity Forward	July 17, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Sell	83,986	$104.97	N/A	$318,835	OTC Equity Forward	July 20, 2020
Pershing Square Holdings, Ltd.	July 26, 2017	Buy to Open	3,002,767	$51.71	$63.00	$155,280,588	OTC Call Option	January 15, 2021

Pershing Square VI Master, L.P.	July 26, 2017	Buy	628,589	$105.08	N/A	N/A	OTC Equity Forward	July 27, 2020
Pershing Square VI Master, L.P.	July 27, 2017	Buy to Open	3,785,512	$65.77	$57.82	$248,973,124	OTC Call Option	January 15, 2021
Pershing Square VI Master, L.P.	July 27, 2017	Buy	4,778,711	$115.13	N/A	N/A	OTC Equity Forward	July 27, 2020
Pershing Square VI Master, L.P.	July 28, 2017	Sell	3,845,779	$118.45	N/A	$12,767,986	OTC Equity Forward	July 27, 2020
Pershing Square VI Master, L.P.	July 28, 2017	Buy to Open	32,875	$61.53	$58.62	$202,281,292	Listed Call Option	January 15, 2021
Pershing Square VI Master, L.P.	July 28, 2017	Buy to Open	22,913	$39.41	$87.93	$90,301,121	Listed Call Option	January 15, 2021
Pershing Square VI Master, L.P.	July 31, 2017	Buy	88,711	$118.87	N/A	N/A	OTC Equity Forward	July 31, 2020
Pershing Square VI Master, L.P.	August 1, 2017	Buy	753,083	$117.36	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square VI Master, L.P.	August 2, 2017	Buy	1,373,853	$115.31	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square VI Master, L.P.	August 3, 2017	Buy	105,443	$112.13	N/A	N/A	OTC Equity Forward	August 3, 2020
Pershing Square VI Master, L.P.	August 4, 2017	Buy	146,814	$114.80	N/A	N/A	OTC Equity Forward	August 4, 2020
Pershing Square VI Master, L.P.	August 4, 2017	Buy to Open	3,049	$57.49	$55.50	$17,528,832	Listed Call Option	January 15, 2021
Pershing Square VI Master, L.P.	August 4, 2017	Buy to Open	1,016	$36.45	$83.25	$3,703,364	Listed Call Option	January 15, 2021

Exhibit F-1

Transactions by Nominees

The transactions with respect to which Mr. Ackman may be deemed to be a beneficial owner by virtue of his position with Pershing Square Capital Management, L.P. have been set forth above.

Ms. Hagen had no transactions with respect to Corporation securities during the past two years.

Mr. Unruh had no transactions with respect to Corporation securities during the past two years.

[Remainder of page intentionally left blank]

Exhibit F-2

EXHIBIT G

Schedule 13D

[As filed with the SEC on August 7, 2017]

Exhibit G

Exhibit H

Form of Engagement and Indemnification Agreement

ENGAGEMENT AND INDEMNIFICATION AGREEMENT, dated as of August     , 2017 (this “Agreement”), by and between Pershing Square Capital Management, L.P. as investment advisor of the funds it advises (“Pershing Square”) and                      (“Nominee”).

WHEREAS, Pershing Square has asked Nominee, and Nominee has agreed, to be (i) a member of the slate of nominees (the “Slate”) of Pershing Square for election to the Board of Directors (the “Board of Directors”) of Automatic Data Processing, Inc. (the “Company”), at the 2017 annual meeting of stockholders of the Company (including any adjournments or postponements thereof) (the “Annual Meeting”) and/or at any special meeting of the stockholders of the Company (including any adjournments or postponements thereof) (a “Special Meeting”) and (ii) named as such in the proxy soliciting materials related to the Annual Meeting and/or a Special Meeting;

WHEREAS, Pershing Square may solicit proxies from the stockholders of the Company in support of Nominee’s election as a director of the Company at the Annual Meeting and/or a Special Meeting (the “Solicitation”); and

WHEREAS, Nominee has agreed to serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means.

NOW, THEREFORE, in consideration of the foregoing and with the understanding on the part of Pershing Square that Nominee is relying on this Agreement in agreeing to be a nominee as aforesaid and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings indicated below:

“Claim” means any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative, formal or informal, investigative or other), whether instituted by Pershing Square, the Company or any other party, or any inquiry or investigation that Nominee in good faith believes might lead to the institution of any such action, suit or proceeding.

“Expenses” means all reasonable out-of-pocket attorneys’ fees and all other reasonable out-of-pocket fees, costs, and expenses paid or incurred in connection with the Solicitation or related matters, as applicable, including without limitation, investigating, defending or participating in (as a party, witness or otherwise, including on appeal), or preparing to defend or participate in, any Claim relating to any Indemnifiable Event, including the reasonable out-of-pocket costs and expenses of Nominee incurred in connection with seeking enforcement of this Agreement in the event that Nominee is successful in such enforcement action, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in any information provided by Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

Exhibit H-1

“Indemnifiable Event” means any event or occurrence arising out of, or any action taken or omitted to be taken in connection with, the Solicitation or being a member of the Slate, in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

“Loss or Losses” means any and all damages, judgments, fines, penalties, amounts paid or payable in settlement, deficiencies, losses and Expenses (including all interest, assessments, and other charges paid or payable in connection with or in respect of such Losses), in each case except to the extent arising out of or resulting from Nominee’s willful violation of state or federal law in connection with the Solicitation, gross negligence, willful misconduct, bad faith or a material misstatement or omission in the information provided by the Nominee in connection with the Solicitation, and in each case to the extent not otherwise covered by insurance or indemnification from another source (including, without limitation, the Company).

2. Agreement to be Named and Serve. Nominee hereby agrees to (a) be a nominee of Pershing Square for election to the Board of Directors of the Company at the Annual Meeting and/or a Special Meeting, (b) be named as such in Pershing Square’s proxy soliciting materials related to the Annual Meeting and/or a Special Meeting, (c) serve as a director of the Company if so elected at the Annual Meeting and/or a Special Meeting or appointed by other means, (d) make him or herself reasonably available to participate in the Solicitation, the election of the Slate, or any stockholder resolutions Pershing Square may determine to bring before the Company’s stockholders in connection with the Solicitation, as requested by Pershing Square, subject to the Nominee’s other professional responsibilities and pre-existing schedule and (e) subject to Section 4 below, reasonably cooperate with Pershing Square in connection with any litigation or investigation arising out of or related to the Solicitation, including the nomination of the Slate, and to be reasonably available to respond to and participate as reasonably necessary in any such action or investigation.

3. Questionnaire; Disclosure of Information. Nominee hereby agrees (a) that the questionnaire relating to Nominee’s background and qualifications (the “Questionnaire”), in the form completed by Nominee and provided to Pershing Square, is true and correct as of the date hereof, (b) to promptly complete and sign the proposed nominee agreement (the “Proposed Nominee Agreement”), in the form provided by the Company to Pershing Square pursuant to Section 2.04(h) of Article II of the Company’s bylaws, (c) to promptly complete and sign any other document required by the Company’s bylaws with respect to nominations of individuals for election to the Board of Directors of the Company (any such document, a “Required Document”), each in the form provided by the Company to Pershing Square, (d) that Nominee’s responses in the Questionnaire and the representations made in the Proposed Nominee Agreement and each Required Document (if any) will be true, complete and correct in all

Exhibit H-2

material respects and will not omit any material information, (e) that Nominee will provide true and complete information concerning such other matters as are required or customary to be disclosed regarding Nominee, his or her nomination to the Board of Directors or the Solicitation under (i) the Company’s bylaws or (ii) pursuant to the rules and regulations contained in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, (f) that Nominee will promptly provide any additional information as may be requested by Pershing Square, such information to be true and correct and not omit any material information, and (g) that Nominee will promptly notify Pershing Square of any changes or updates to any information provided by Nominee to Pershing Square pursuant to this Section 3. Nominee further agrees that Pershing Square may forward the Proposed Nominee Agreement, Questionnaire and any Required Document to the Company, and Pershing Square may at any time, in its discretion, publicly disclose such information, as well as the existence and contents of this Agreement. Furthermore, Nominee understands that Pershing Square may elect, at its expense, to conduct a background and reference check of Nominee and Nominee agrees to complete and execute any necessary authorization forms or other documents required in connection therewith.

4. Indemnification.

(a) In the event Nominee was, is or becomes a party to or other participant in, or is threatened to be made a party to or other participant in, a Claim by reason of (or arising or allegedly arising in any manner out of or relating to in whole or in part) an Indemnifiable Event, Pershing Square, to the fullest extent permitted by applicable law, shall indemnify and hold harmless Nominee from and against any and all Losses suffered, incurred or sustained by Nominee or to which Nominee becomes subject, arising out of such Claim (it being understood and agreed that except as provided in Section 4(c) with respect to Expenses, reimbursements of any such Losses payable hereunder shall be made as soon as practicable but in any event no later than 30 days after written request is made to Pershing Square accompanied by supporting documentation).

Nominee shall give Pershing Square prompt written notice of any Claim (accompanied by such reasonable supporting documentation as may be in Nominee’s possession) as soon as Nominee becomes aware thereof.

(b) In the case of the commencement of any Claim against Nominee in respect of which he or she may seek indemnification from Pershing Square hereunder, Pershing Square will be entitled to participate therein, including, without limitation, the negotiation and approval of any settlement of such Claim. In addition, Pershing Square shall have the right to assume control of the defense of such Claim with counsel chosen by Pershing Square. To the extent that Pershing Square may wish to assume the defense of any Claim against Nominee in respect of which Nominee may seek indemnification from Pershing Square hereunder, Pershing Square shall provide Nominee with written notice of Pershing Square’s election to assume the defense of such Claim. From and after such election by Pershing Square to assume defense of a Claim, Pershing Square will not be liable to Nominee under this Agreement for any Expenses subsequently incurred by Nominee in connection with the defense thereof other than reasonable costs of investigation and preparation therefor (including, without limitation, appearing as a

Exhibit H-3

witness and reasonable fees and expenses of legal counsel in connection therewith). If in any action for which indemnity may be sought hereunder Pershing Square shall not have timely assumed the defense thereof with counsel reasonably satisfactory to Nominee, or Nominee shall have been advised by his or her independent counsel in writing that it would constitute a conflict of interest for the same counsel to represent both Nominee and Pershing Square in such action, or if Nominee has been advised by independent counsel that Nominee has separate or additional defenses than those available to Pershing Square with regard to such action, Nominee shall have the right to employ his or her own counsel reasonably satisfactory to Pershing Square in such action, in which event Pershing Square shall pay directly or reimburse Nominee for any costs not paid directly for all reasonable out-of-pocket legal fees and expenses incurred by Nominee in connection with the defense thereof; provided, however, that Pershing Square shall be obligated to pay for only one firm to serve as counsel for all of Pershing Square’s nominees for election to the Board of Directors. Nominee shall not settle any action without the prior written consent of Pershing Square, which consent shall not be unreasonably delayed or withheld. Pershing Square shall not settle any Claim in any manner that would impose any expense, penalty, obligation or limitation on Nominee, or would contain language (other than a recitation of any amounts to be paid in settlement) that could reasonably be viewed as an acknowledgment of wrongdoing on the part of Nominee, without Nominee’s prior written consent (which consent shall not be unreasonably withheld).

(c) Nominee’s right to indemnification pursuant to this Section 4 shall include the right of Nominee to be advanced by Pershing Square any Expenses incurred in connection with any Indemnifiable Event as such expenses are incurred by Nominee; provided, however, that all amounts advanced in respect of such Expenses shall be promptly repaid to Pershing Square by Nominee to the extent it shall ultimately be determined in a final judgment by a court of competent jurisdiction that Nominee is not entitled to be indemnified for or advanced such Expenses. The indemnification and reimbursement arrangements contemplated herein shall only take effect if Nominee is publicly named as a member of the Slate.

(d) Notwithstanding any other provision of this Agreement to the contrary, the indemnity and expense reimbursement obligations of Pershing Square provided by this Agreement will not apply to any event or occurrence (i) prior to the date hereof or subsequent to the conclusion of the Solicitation or such earlier time as Nominee is no longer a member of the Slate, or (ii) relating to or directly or indirectly arising out of Nominee’s service as a director of the Company.

5. Publicity. From and after the date hereof until the date on which Nominee is elected or appointed to serve as a Director, Nominee shall coordinate with Pershing Square with respect to Nominee’s public disclosures regarding the Solicitation, including press releases, public announcements and statements or disclosures to the media concerning this Agreement, the Solicitation or any of the matters contemplated hereby by using commercially reasonable efforts to notify Pershing Square with respect to any planned media engagements, and to coordinate with Pershing Square on the text of such disclosures or topics to be discussed in connection with such engagements.

Exhibit H-4

6. No Agency. Each of Pershing Square and Nominee acknowledges that Nominee is not acting as an agent of Pershing Square or in a fiduciary capacity with respect to Pershing Square and that Nominee is not assuming any duties or obligations to Pershing Square other than those expressly set forth in this Agreement. Nothing contained herein shall be construed as creating, or be deemed to create, the relationship of employer and employee between the parties, nor any agency and nothing contained herein shall entitle Nominee to any compensation from Pershing Square. Each of Pershing Square and Nominee further acknowledges that, should Nominee be elected or appointed to the Board of Directors of the Company, Nominee will be acting as a director of the Company, on behalf of the Company and all of its stockholders, independent of and not controlled by Pershing Square, and all of Nominee’s activities and decisions as a director of the Company will be governed by applicable law and subject at all times to his or her fiduciary duties to the Company and its stockholders. Nothing in this Agreement is intended to or shall govern or restrict Nominee’s decisions or conduct as a Company director, which shall be based on Nominee’s independent business judgment. Each of Pershing Square and Nominee further acknowledges that there is no agreement between or among them regarding the voting or holding of any shares of the Company.

7. Amendment, Etc. No supplement, modification or amendment of this Agreement shall be binding unless executed in a writing signed by the parties hereto. No waiver of any provision of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. The parties may not waive or vary any right hereunder except by an express written waiver or variation. Any failure to exercise or any delay in exercising any such rights, or any partial or defective exercise of any such rights, shall not operate as a waiver or variation of that or any other such right. The waiver by one party of any breach of this Agreement by another party shall not be deemed a waiver of any other prior or subsequent breach of this Agreement.

8. No Duplication of Payments. Pershing Square shall not be liable under this Agreement to make any payment in connection with a Claim made against Nominee to the extent Nominee has otherwise actually received payment (under any insurance policy, by-law or otherwise) of the amounts otherwise indemnifiable hereunder. In addition, Nominee shall be required to reimburse Pershing Square for any indemnification payments made to Nominee by Pershing Square for any Losses to the extent that Nominee subsequently receives payment of such amounts from another source.

9. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including telecopy, email or similar writing) and shall be given to such party,

if to Pershing Square, to:

Pershing Square Capital Management, L.P.

888 Seventh Avenue, 42nd Floor

New York, NY 10019

Attention: Stephen Fraidin, Esq.

Email: fraidin@persq.com

Fax: (212) 286-1133

Exhibit H-5

with a copy to (which copy shall not constitute notice hereunder):

Cadwalader, Wickersham & Taft LLP

200 Liberty Street

New York, New York 10281

Attention: Richard M. Brand, Esq.; Gregory P. Patti, Esq.

Email: richard.brand@cwt.com; greg.patti@cwt.com

Fax: (212) 504-6666

if to Nominee, to:

the address of such Nominee set forth in the Questionnaire

or such other address or telecopy number as such party may hereafter specify for the purpose by notice to the other party hereby given in accordance with this Section 9. Each such notice, request or other communication shall be effective when delivered at the address specified in this Section 9.

10. Termination. This Agreement shall automatically terminate on the earliest to occur of (a) the completion of an unsuccessful Solicitation or (b) Nominee’s election or appointment to the Board of Directors; provided, that Pershing Square may terminate this Agreement at any time upon written notice to Nominee; provided, further, that Pershing Square’s obligations with respect to advancement, reimbursement and indemnification hereunder and Nominee’s obligations with respect to non-disclosure, advancement, reimbursement and indemnification hereunder shall each remain in full force and effect and survive the termination of this Agreement.

11. Nominee Acknowledgement. Nominee acknowledges that Pershing Square shall be under no obligation to nominate Nominee for election. Nominee acknowledges that Pershing Square will rely upon information provided by Nominee for purposes of preparing submissions to the Company, proxy solicitation materials and other public disclosure.

12. Governing Law; Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws. Each party to this Agreement hereby irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement or any agreements or transactions contemplated hereby shall be brought in the state courts of the State of New York located in New York County, or in the United States District Court for the Southern District of New York, and hereby expressly submits to the personal jurisdiction and venue of such courts for the purposes thereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each party hereby irrevocably consents to the service of process of any of the aforementioned courts in any such suit, action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the address set forth or referred to in Section 9, such service to become effective ten (10) days after such mailing.

Exhibit H-6

13. Execution by Counterparts/Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. This Agreement may also be executed by facsimile or PDF.

14. Expense Reimbursement. Pershing Square hereby agrees to reimburse Nominee for his or her reasonable, documented, out-of-pocket expenses incurred as a result of being a member of the Slate, including, without limitation, reimbursement for reasonable out-of-pocket travel expenses; provided, that Nominee hereby agrees that in the event Nominee reasonably determines that he or she needs to retain legal counsel to represent Nominee in connection with being a member of the Slate (other than in connection with a claim for indemnification, which is addressed in Section 4) he or she will employ counsel selected by Pershing Square and reasonably satisfactory to Nominee. Should Nominee be elected or appointed to the Board of Directors of the Company, other than as expressly set forth herein, Pershing Square will not be liable for any expenses or any other liabilities incurred by Nominee during the period following such election or appointment to the Board of Directors of the Company.

15. Non-Disclosure. Nominee acknowledges and agrees to hold in strict confidence and will not use nor disclose to third parties information Nominee receives from Pershing Square or any of its agents or representatives or information developed by Nominee based upon such information Nominee receives from Pershing Square or any of its agents or representatives, except for (a) information which was public at the time of disclosure or becomes part of the public domain without disclosure by Nominee, (b) information which Nominee learns from a third party (other than Pershing Square or its agents or representatives) which does not have a legal, contractual or fiduciary obligation of confidentiality to Pershing Square or its agents or representatives, (c) following Nominee’s election or appointment as a director of the Company, information which is necessary for Nominee to disclose in order to comply with Nominee’s fiduciary duties under applicable law or (d) information which is required to be disclosed by applicable law; provided, that in the event of any required disclosure pursuant to this clause (d), Nominee hereby agrees to use commercially reasonable efforts to notify Pershing Square promptly so that Pershing Square may seek a protective order or other appropriate remedy or, in Pershing Square’s sole discretion, waive compliance with the terms of this Section 15; provided, further, that in the event that no such protective order or other remedy is obtained, or that Pershing Square waives compliance with the terms of this Section 15, Nominee further agrees to furnish only that portion of the confidential information which Nominee is advised by counsel is legally required and will cooperate with Pershing Square’s efforts, without incurring any monetary expense, to obtain assurance that confidential treatment will be accorded to the confidential information. Nominee further agrees not to (i) make any public communication relating to the Solicitation without the prior permission of Pershing Square, (ii) stand for election as director of the Company through nomination by the Company or any other stockholder of the Company (other than Pershing Square) without the prior permission of Pershing Square and (iii) acquire or dispose of any securities of the Company without the prior written approval of Pershing Square; provided, that in the event Nominee receives such approval pursuant to this clause (iii), Nominee hereby agrees to (y) keep detailed records of any trading in the securities of the Company that Nominee undertakes and (z) update Pershing Square on a daily basis of all such trading activities by sending an email to greg.patti@cwt.com. Nothing in this Section 15 shall constrain Nominee’s communications with his or her counsel, or prevent Nominee from disclosing information to his or her counsel.

Exhibit H-7

16. Entire Agreement This Agreement constitutes the entire agreement among the parties hereto with respect to the matters covered hereby and supersedes all previous written, oral or implied understandings among them with respect to such matters.

17. Headings. The headings used herein are included for convenience of reference only and shall be ignored in the construction or interpretation of this Agreement.

18. Warranty of Authority. Each person executing this Agreement represents and warrants that he or she has full authority to sign this Agreement on behalf of the party for which he or she is acting and that the parties will thereby be fully bound by the terms of this Agreement. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

19. Remedies. Nominee hereby acknowledges that money damages would be both difficult to calculate and speculative and an insufficient remedy for any breach of Nominee obligations in Sections 2, 3, 4, 5 and/or 15, and that any such breach would cause Pershing Square irreparable harm. Accordingly, Nominee also agrees that in the event of any breach or threatened breach of Sections 2, 3, 4, 5 and/or 15, Pershing Square, in addition to any other remedies at law or in equity it may have, shall be entitled to equitable relief, including injunctive relief and specific performance, without the requirement of posting a bond or other security or proof of actual damages.

[Signatures on following page]

Exhibit H-8

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PERSHING SQUARE CAPITAL MANAGEMENT, L.P.

By:	PS Management GP, LLC, its General Partner

By:
Name:
Title:

NOMINEE

By:
Name:

Exhibit H-9